Exhibit 99.1
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022-4611
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Richard M. Cieri (RC 6062)
Marc Kieselstein (admitted pro hac vice)
David R. Seligman (admitted pro hac vice)
Edward O. Sassower (ES 5823)
James J. Mazza, Jr. (admitted pro hac vice)
Chad J. Husnick (admitted pro hac vice)
Counsel for the Debtors and Debtors in Possession
UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

)
IN RE:	)	CHAPTER 11
)
CALPINE CORPORATION, ET AL.,	)	CASE NO. 05-60200 (BRL)
	)	JOINTLY ADMINISTERED
DEBTORS.	)
)

DEBTORS’ JOINT PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
Dated: June 20, 2007

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TABLE OF CONTENTS (cont’d)

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TABLE OF CONTENTS (cont’d)

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INTRODUCTION
     Calpine Corporation and the other debtors in the above-captioned chapter 11 cases (collectively, the “Debtors”) propose the following joint plan of reorganization (the “Plan”) for the resolution of outstanding creditor claims against, and equity interests in, the Debtors pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101–1532. Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE I.A of the Plan. Reference is made to the Disclosure Statement, Filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, assets, results of operations, and projections of future operations, as well as a summary and description of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.
     ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE PLAN PROVIDES FOR SUBSTANTIVE CONSOLIDATION OF THE ESTATES FOR ALL PURPOSES ASSOCIATED WITH CONFIRMATION AND CONSUMMATION. IN THE EVENT THE BANKRUPTCY COURT DOES NOT AUTHORIZE SUBSTANTIVE CONSOLIDATION OF ALL OF THE ESTATES, THE PLAN MAY CONSTITUTE SEPARATE PLANS OF REORGANIZATION FOR EACH DEBTOR WHOSE ESTATE IS NOT CONSOLIDATED, AND THE VOTES TO ACCEPT OR REJECT THE PLAN BY HOLDERS OF CLAIMS AND INTERESTS SHALL BE TABULATED AS VOTES TO ACCEPT OR REJECT SUCH SEPARATE PLANS OF REORGANIZATION.
ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW
A. Defined Terms: As used in the Plan, the capitalized terms below have the following meanings, except as expressly provided or unless the context otherwise requires. Any term used but not defined in the Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.
     1. 4.0% Convertible Senior Notes Due 2006: The $1,200,000,000 4.0% Convertible Senior Notes due December 26, 2006, issued by Calpine pursuant to that certain Indenture, dated as of August 10, 2000, between Calpine and Wilmington Trust Company, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 28, 2000.
     2. 4.75% Convertible Senior Notes Due 2023: The $900,000,000 4.75% Convertible Senior Notes due November 15, 2023, issued by Calpine pursuant to that certain Amended and Restated Indenture, dated as of March 12, 2004, between Calpine and Wilmington Trust Company, as trustee.
     3. 6.00% Contingent Convertible Notes Due 2014: The $736,000,000 6.00% Contingent Convertible Notes due September 30, 2014, issued by Calpine pursuant to that certain Indenture, dated as of August 10, 2000, between Calpine and Wilmington Trust

Company, as trustee, as supplemented by the Second Supplemental Indenture, dated as of September 30, 2004.
     4. 7.625% Senior Notes Due 2006: The $250,000,000 7.625% Senior Notes due April 15, 2006, issued by Calpine pursuant to that certain Indenture, dated as of March 29, 1999, between Calpine and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture, dated as of July 31, 2000, and the Second Supplemental Indenture, dated as of April 26, 2004.
     5. 7.75% Contingent Convertible Notes Due 2015: The $650,000,000 7.75% Contingent Convertible Notes Due June 1, 2015, issued by Calpine pursuant to that certain Indenture, dated as of August 10, 2000, between Calpine and Wilmington Trust Company, as trustee, as supplemented by the Third Supplemental Indenture, dated as of June 23, 2005.
     6. 7.75% Senior Notes Due 2009: The $350,000,000 7.75% Senior Notes due April 15, 2009, issued by Calpine pursuant to that certain Indenture, dated as of March 29, 1999, between Calpine and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture, dated as of July 31, 2000, and the Second Supplemental Indenture, dated as of April 26, 2004.
     7. 7.875% Senior Notes Due 2008: The $400,000,000 7.875% Senior Notes due April 1, 2008, issued by Calpine pursuant to that certain Indenture, dated as of March 31, 1998, between Calpine and The Bank of New York, as trustee, as supplemented by the First supplemental Indenture, dated as of July 24, 1998, the Second Supplemental Indenture, dated as of July 31, 2000, and the Third Supplemental Indenture, dated as of April 26, 2004.
     8. 8.5% Second Priority Senior Secured Notes Due 2010: The $1,150,000,000 8.5% Second Priority Senior Secured Notes due July 15, 2010, issued by Calpine pursuant to that certain Indenture dated as of July 16, 2003, between Calpine and Wilmington Trust Company, as trustee.
     9. 8.5% Senior Notes Due 2011: The $850,000,000 8.5% Senior Notes due February 15, 2011, issued by Calpine pursuant to that certain Indenture, dated as of August 10, 2000, between Calpine and Wilmington Trust Company, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 28, 2000.
     10. 8.625% Senior Notes Due 2010: The $750,000,000 8.625% Senior Notes due August 15, 2010, issued by Calpine pursuant to that certain Indenture, dated as of August 10, 2000, between Calpine and Wilmington Trust Company, as trustee.
     11. 8.75% Second Priority Senior Secured Notes Due 2013: The $900,000,000 Second Priority 8.75% Senior Secured Notes due July 15, 2013, issued by Calpine pursuant to that certain Indenture dated as of July 16, 2003, between Calpine and Wilmington Trust Company, as trustee.
     12. 8.75% Senior Notes Due 2007: The $275,000,000 8.75% Senior Notes due July 15, 2007, issued by Calpine pursuant to that certain Indenture, dated as of July 8, 1997, between Calpine and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 10, 1997, the Second Supplemental

Indenture, dated as of July 31, 2000, and the Third Supplemental Indenture, dated as of April 26, 2004.
     13. 9.625% First Priority Senior Secured Notes Due 2014: The $785,000,000 9.625% First Priority Senior Secured Notes due September 30, 2014, issued by Calpine pursuant to that certain Indenture, dated as of September 30, 2004, between Calpine and Wilmington Trust Company, as trustee.
     14. 9.875% Second Priority Senior Secured Notes Due 2011: The $400,000,000 9.875% Second Priority Senior Secured Notes due December 1, 2011, issued by Calpine pursuant to that certain Indenture, dated as of November 18, 2003, between Calpine and Wilmington Trust Company, as trustee.
     15. 10.5% Senior Notes Due 2006: The $180,000,000 10.5% Senior Notes due May 15, 2006, issued by Calpine pursuant to that certain Indenture, dated as of May 16, 1996, between Calpine and U.S. Bank National Association, as successor trustee, as supplemented by the First Supplemental Indenture, dated as of August 1, 2000 and the Second Supplemental Indenture, dated as of April 26, 2004.
     16. Accrued Professional Compensation: At any given moment, all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Effective Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been Filed for such fees and expenses. To the extent there is a Final Order denying some or all of a Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation.
     17. Administrative Claim: A Claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses Allowed pursuant to sections 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Confirmation Date; (c) all fees and charges assessed against the Estates pursuant to chapter 123 of the Judicial Code; and (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code.
     18. Administrative Claim Bar Date: The deadline for filing requests for payment of Administrative Claims, which shall be thirty days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, except with respect to Professional Claims, which shall be subject to the provisions of ARTICLE IX.
     19. Affidavit of Publication: An affidavit of a representative or agent of a publisher of a periodical certifying that notice has been served through publication in the publisher’s periodical.

     20. Affiliate: Excluding any Canadian Debtor: (a) an Entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent or more of the outstanding voting securities of any of the Debtors, other than an Entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such Entity has not in fact exercised such power to vote; (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by any of the Debtors, or by an Entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent or more of the outstanding voting securities of any of the Debtors, other than an Entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such Entity has not in fact exercised such power to vote; (c) an Entity whose business is operated under a lease or operating agreement by any of the Debtors, or an Entity substantially all of whose property is operated under an operating agreement with any of the Debtors; (d) an Entity that operates the business or substantially all of the property of any of the Debtors under a lease or operating agreement; or (e) the Debtors’ domestic and non-domestic, wholly-owned, direct and indirect subsidiaries that have not commenced cases under chapter 11 of the Bankruptcy Code.
     21. Allowed: With respect to Claims and Interests: (a) any Claim or Interest, proof of which is timely Filed by the applicable Bar Date (or that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed); (b) any Claim or Interest that is listed in the Schedules as of the Effective Date as not disputed, not contingent, and not unliquidated, and for which no Proof of Claim or Interest has been timely Filed; or (c) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim or Interest described in clauses (a) or (b) above, such Claim or Interest shall be considered Allowed only if and to the extent that (x) with respect to any Unsecured Convenience Class Claim, no objection to Allowance thereof has been interposed on or prior to the Effective Date, (y) with respect to any Claim or Interest that is not an Unsecured Convenience Class Claim, no objection to the Allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or (z) such an objection is so interposed and the Claim or Interest shall have been Allowed for distribution purposes only by a Final Order; provided further, however, that the Claims and Interests described in clauses (a) and (b) above shall not include any (i) Claim or Interest on account of a right, option, warrant, right to convert, or other right to purchase an Equity Security and (ii) Interest held by or for the benefit of Calpine, including those Interests held pursuant to the DB Share Lending Agreement. Except as otherwise specified in the Plan or a Bankruptcy Court order, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date. For purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtors may hold against the Holder thereof, to the extent such Claim may be offset, recouped, or otherwise reduced under applicable law. Any Claim or Interest that has been or is hereafter listed in the Schedules as disputed, contingent, or unliquidated, and for which no Proof of Claim or Interest has been timely Filed, is not considered Allowed and shall be expunged without further action by the Reorganized Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court.
     22. Ballot or Ballots: The ballots upon which Holders of Impaired Claims or Interests entitled to vote shall cast their vote to accept or reject the Plan.

     23. Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.
     24. Bankruptcy Court: The United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Chapter 11 Cases.
     25. Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases, promulgated pursuant to section 2075 of the Judicial Code and the general, local, and chambers rules and orders of the Bankruptcy Court.
     26. Bar Date: August 1, 2006, except as otherwise provided in the Plan or by Bankruptcy Court order.
     27. Beneficial Holder: The Entity holding the beneficial interest in a Claim or Interest.
     28. Business Day: Any day, other than a Saturday, Sunday, or Legal Holiday.
     29. CalGen: Calpine Generating Company, LLC, a Delaware limited liability company.
     30. CalGen 11.5% Third Priority Secured Notes Due 2011: The $150,000,000 11.5% Third Priority Secured Notes due April 4, 2011, issued by CalGen and CalGen Finance pursuant to that certain Third Priority Indenture, dated as of March 23, 2004, among CalGen, CalGen Finance, and Wilmington Trust Company FSB, as third priority trustee.
     31. CalGen Amended and Restated Credit Agreement: The $200,000,000 Amended and Restated Credit Agreement, dated as of March 23, 2004, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent.
     32. CalGen Finance: CalGen Finance Corporation, a Delaware corporation.
     33. CalGen First Priority Secured Floating Rate Notes Due 2009: The $235,000,000 First Priority Secured Floating Rate Notes due April 1, 2009, issued by CalGen and CalGen Finance pursuant to that certain First Priority Indenture, dated as of March 23, 2004, between CalGen, CalGen Finance, and Wilmington Trust FSB, as first priority trustee.
     34. CalGen First Priority Secured Institutional Term Loans Due 2009: The $600,000,000 First Priority Secured Institutional Term Loans due April 1, 2009, issued by CalGen pursuant to that certain Credit and Guarantee Agreement, dated as of March 23, 2004, between CalGen, the guarantor subsidiaries of CalGen listed therein, Morgan Stanley Senior Funding, Inc., as administrative agent, sole lead arranger, and sole bookrunner, and the various lenders named therein.

     35. CalGen Second Priority Secured Floating Rate Notes Due 2010: The $640,000,000 Second Priority Secured Floating Rate Notes due April 1, 2010, issued by CalGen and CalGen Finance pursuant to that certain Second Priority Indenture, dated as of March 23, 2004, between CalGen, CalGen Finance, and Wilmington Trust FSB, as second priority trustee.
     36. CalGen Second Priority Secured Term Loans Due 2010: The $100,000,000 Second Priority Second Term Loans due April 1, 2010, issued by CalGen pursuant to that certain Credit and Guarantee Agreement, dated as of March 23, 2004, among CalGen, the guarantor subsidiaries of CalGen listed therein, Morgan Stanley Senior Funding, Inc., as administrative agent, sole lead arranger, and sole bookrunner, and the various lenders named therein.
     37. CalGen Third Priority Secured Floating Rate Notes Due 2011: The $680,000,000 Third Priority Secured Floating Rate Notes due April 1, 2011, issued by CalGen and CalGen Finance pursuant to that certain Third Priority Indenture, dated as of March 23, 2004, among CalGen, CalGen Finance, and Wilmington Trust Company FSB, as third priority trustee.
     38. CalGen Secured Makewhole Claim: Any Makewhole Claim on account of the CalGen Amended and Restated Credit Agreement, the CalGen First Priority Secured Floating Rate Notes Due 2009, the CalGen First Priority Secured Institutional Term Loans Due 2009, the CalGen Second Priority Secured Floating Rate Notes Due 2010, the CalGen Second Priority Secured Term Loans Due 2010, the CalGen 11.5% Third Priority Secured Notes Due 2011, and the CalGen Third Priority Secured Floating Rate Notes Due 2011 determined by Bankruptcy Court order to be Secured.
     39. CalGen Unsecured Makewhole Claim: Any Makewhole Claim on account of the CalGen Amended and Restated Credit Agreement, the CalGen First Priority Secured Floating Rate Notes Due 2009, the CalGen First Priority Secured Institutional Term Loans Due 2009, the CalGen Second Priority Secured Floating Rate Notes Due 2010, the CalGen Second Priority Secured Term Loans Due 2010, the CalGen 11.5% Third Priority Secured Notes Due 2011, and the CalGen Third Priority Secured Floating Rate Notes Due 2011 determined by Bankruptcy Court order not to be Secured.
     40. Calpine: Calpine Corporation, a Delaware corporation.
     41. Canadian Bar Date: August 1, 2006, unless otherwise set in the CCAA Proceedings.
     42. Canadian Court: The Court of Queen’s Bench in Calgary, Alberta, Canada.
     43. Canadian Debtor: Any CCAA Applicant or CCAA Party.
     44. Canadian Guarantee Claim: Any Claim (except ULC1 Settlement Claims and Subordinated Debt Securities Claims) based on a Debtor’s guarantee of a Canadian Debtor’s debt that is not satisfied in full in the CCAA Proceedings.
     45. Canadian Intercompany Claim: A Claim by a Canadian Debtor or a Canadian affiliate of the Debtors.

     46. Cash: Cash and cash equivalents.
     47. Cash Collateral Order: The Bankruptcy Court order entitled, “Second Amended Order Authorizing Use of Cash Collateral and Granting Adequate Protection,” entered in the Chapter 11 Cases on February 24, 2006 [Docket No. 881].
     48. Cause of Action: Any claim, cause of action, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Cause of Action also includes: (a) any right of setoff, counterclaim, or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any claim listed in the Plan Supplement.
     49. CBA: Any collective bargaining agreement as defined under section 1113 of the Bankruptcy Code to which one or more of the Debtors is a party.
     50. CCAA: Companies’ Creditors Arrangement Act (Canada).
     51. CCAA Applicant: Each of Calpine Canada Energy Limited, Calpine Canada Power Ltd., Calpine Canada Energy Finance ULC, Calpine Energy Services Canada Ltd., Calpine Canada Resources Company, Calpine Canada Power Services Ltd., Calpine Canada Energy Finance II ULC, Calpine Natural Gas Services Limited, and 3094479 Nova Scotia Company.
     52. CCAA Party: Each of Calpine Energy Services Canada Partnership, Calpine Canada Natural Gas Partnership, and Calpine Canadian Saltend Limited Partnership.
     53. CCAA Proceedings: The proceedings initiated by the Canadian Debtors in the Canadian Court pursuant to the provisions of the CCAA, with action number 0501-17964, filed on December 20, 2005.
     54. CCAA Settlement: That certain settlement of disputes related to claims between the Debtors and the Canadian Debtors, which incorporates the ULC1 Settlement, approved by a Bankruptcy Court order on [XX] [Docket No. [XX]].
     55. Certificate: Any instrument evidencing a Claim or an Interest.
     56. Chapter 11 Cases: The chapter 11 bankruptcy cases Filed by the Debtors on the Petition Date in the Bankruptcy Court, with case numbers 05-06199 through 05-60218, 05-60221 through 05-60278, 05-60281 through 05-60363, 05-60365 through 05-60401, 05-60403 through 05-60441, 05-60443 through 05-60456, 05-60458 through 05-60460, 05-60463 through 05-60468, 05-60476, 05-60477, 06-10026 through 06-10032, 06-10034, 06-10039, 06-10197, 06-10198, and 06-10939.

     57. Claim: Any: (a) claim as defined in section 101(5) of the Bankruptcy Code against a Debtor and (b) with respect to ARTICLES VIII. E, F, and G, any claim as defined in section 101(5) of the Bankruptcy Code against the applicable Entities referenced therein.
     58. Claims and Solicitation Agent: Kurtzman Carson Consultants LLC, located at 2335 Alaska Avenue, El Segundo, California 90245, (888) 249-2792, retained as the Debtors’ claims and solicitation agent by order dated December 22, 2005, entitled “Order Pursuant to 28 U.S.C. § 155(c) and Local Rule 5075-1 of the Local Rules for the Southern District of New York, Authorizing and Approving the Retention of Kurtzman Carson Consultants LLC as Notices, Claims and Balloting Agent to the Debtors” [Docket No. 59].
     59. Claims Register: The official register of Claims and Interests maintained by the Claims and Solicitation Agent.
     60. Class: A class of Holders of Claims or Interests as set forth in the Plan.
     61. CM/ECF: The Bankruptcy Court’s Case Management and Electronic Case Filing system, which can be accessed at https://ecf.nysb.uscourts.gov/cgi-bin/login.pl.
     62. Confirmation: The entry of the Confirmation Order, subject to all conditions specified in ARTICLE X having been satisfied or waived pursuant to ARTICLE X.
     63. Confirmation Date: The date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.
     64. Confirmation Hearing: The hearing at which the Confirmation Order is first considered by the Bankruptcy Court.
     65. Confirmation Hearing Notice: The notice approved in the Solicitation Procedures Order that sets forth in detail the voting and objection deadlines with respect to the Plan.
     66. Confirmation Order: The order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
     67. Consummation: The occurrence of the Effective Date.
     68. Creditor: A Holder of a Claim.
     69. Creditors’ Committee: The Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.
     70. Cure: The distribution in the ordinary course of business as soon as reasonably practicable following the Effective Date of Cash, or such other property as may be ordered by the Bankruptcy Court or agreed upon by the parties, in an amount equal to all unpaid monetary obligations under applicable law or such lesser amount as may be agreed upon by the parties, under an executory contract or unexpired lease assumed pursuant to section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

     71. Cure Bar Date: The deadline for filing requests for payment of Cure, which shall be the later of: (a) thirty days after the Effective Date or (b) thirty days after the assumption of the applicable executory contract or unexpired lease, unless otherwise ordered by the Bankruptcy Court or agreed to by the Debtors and the counterparty to the applicable executory contract or unexpired lease.
     72. DB Share Lending Agreement: That certain Share Lending Agreement, dated as of September 28, 2004, by and among, Calpine Corporation, Deutsche Bank AG London, and Deutsche Bank Securities Inc.
     73. Debtor: Each of the following Entities, followed by a number in parentheses that has been assigned to each such Entity for purposes of identifying such Entity’s Plan in ARTICLE III: Calpine Corporation (1); Amelia Energy Center, LP (2); Anacapa Land Company, LLC (3); Anderson Springs Energy Company (4); Androscoggin Energy, Inc. (5); Auburndale Peaker Energy Center, LLC (6); Augusta Development Company, LLC (7); Aviation Funding Corp. (8); Baytown Energy Center, LP (9); Baytown Power GP, LLC (10); Baytown Power, LP (11); Bellingham Cogen, Inc. (12); Bethpage Energy Center 3, LLC (13); Bethpage Fuel Management Inc.; (14) Blue Heron Energy Center LLC (15); Blue Spruce Holdings, LLC (16); Broad River Energy LLC (17); Broad River Holding, LLC (18); CalGen Equipment Finance Company, LLC; (19) CalGen Equipment Finance Holdings, LLC (20); CalGen Expansion Company, LLC (21); CalGen Finance Corp. (22); CalGen Project Equipment Finance Company One, LLC (23); CalGen Project Equipment Finance Company Three, LLC (24); CalGen Project Equipment Finance Company Two, LLC (25); Calpine Acadia Holdings, LLC (26); Calpine Administrative Services Company, Inc. (27); Calpine Agnews, Inc. (28); Calpine Amelia Energy Center GP, LLC (29); Calpine Amelia Energy Center LP, LLC (30); Calpine Auburndale Holdings, LLC (31); Calpine Baytown Energy Center GP, LLC (32); Calpine Baytown Energy Center LP, LLC (33); Calpine Bethpage 3 Pipeline Construction Company, Inc. (34); Calpine Bethpage 3, LLC (35); Calpine c* Power, Inc. (36); Calpine CalGen Holdings, Inc. (37); Calpine California Development Company, LLC (38); Calpine California Energy Finance, LLC (39); Calpine California Equipment Finance Company, LLC (40); Calpine Calistoga Holdings, LLC (41); Calpine Capital Trust (42); Calpine Capital Trust II (43); Calpine Capital Trust III (44); Calpine Capital Trust IV (45); Calpine Capital Trust V (46); Calpine Central Texas GP, Inc. (47); Calpine Central, Inc. (48); Calpine Central, LP (49); Calpine Central-Texas, Inc. (50); Calpine Channel Energy Center GP, LLC (51); Calpine Channel Energy Center LP, LLC (52); Calpine Clear Lake Energy GP, LLC (53); Calpine Clear Lake Energy, LP (54); Calpine Cogeneration Corporation (55); Calpine Construction Management Company, Inc. (56); Calpine Corpus Christi Energy GP, LLC (57); Calpine Corpus Christi Energy LP (58); Calpine Decatur Pipeline Inc. (59); Calpine Decatur Pipeline, L.P. (60); Calpine Dighton, Inc. (61); Calpine East Fuels, Inc. (62); Calpine East Fuels, LLC (63); Calpine Eastern Corporation (64); Calpine Energy Holdings, Inc. (65); Calpine Energy Services Holdings, Inc. (66); Calpine Energy Services, LP (67); Calpine Finance Company (68); Calpine Freestone Energy GP, LLC (69); Calpine Freestone Energy, LP (70); Calpine Freestone, LLC (71); Calpine Fuels Corporation (72); Calpine Gas Holdings LLC (73); Calpine Generating Company, LLC (74); Calpine Geysers Company, LP (75); Calpine Gilroy 1, Inc. (76); Calpine Gilroy 2, Inc. (77); Calpine Gilroy Cogen, L.P. (78); Calpine Global Services Company, Inc. (79); Calpine Gordonsville GP Holdings, LLC (80); Calpine Gordonsville LP Holdings, LLC (81); Calpine Gordonsville, LLC (82); Calpine Greenleaf Holdings, Inc. (83); Calpine Greenleaf, Inc. (84); Calpine Hidalgo

Design, L.P. (85); Calpine Hidalgo Energy Center, L.P. (86); Calpine Hidalgo Holdings, Inc. (87); Calpine Hidalgo Power GP, LLC (88); Calpine Hidalgo Power, LP (89); Calpine Hidalgo, Inc. (90); Calpine International Holdings, Inc. (91); Calpine International, LLC (92); Calpine Investment Holdings, LLC (93); Calpine Kennedy Airport, Inc. (94); Calpine Kennedy Operators, Inc. (95); Calpine KIA, Inc. (96); Calpine Leasing, Inc. (97); Calpine Long Island, Inc. (98); Calpine Lost Pines Operations, Inc. (99); Calpine Louisiana Pipeline Company (100); Calpine Magic Valley Pipeline, Inc. (101); Calpine Monterey Cogeneration, Inc. (102); Calpine MVP, Inc. (103); Calpine NCTP GP, LLC (104); Calpine NCTP, LP (105); Calpine Northbrook Corporation of Maine, Inc. (106); Calpine Northbrook Energy Holdings, LLC (107); Calpine Northbrook Energy, LLC (108); Calpine Northbrook Holdings Corporation (109); Calpine Northbrook Investors, LLC (110); Calpine Northbrook Project Holdings, LLC (111); Calpine Northbrook Services LLC (112); Calpine Northbrook Southcoast Investors, LLC (113); Calpine NTC, LP (114); Calpine Oneta Power I, LLC (115); Calpine Oneta Power II, LLC (116); Calpine Oneta Power, LP (117); Calpine Operating Services Company, Inc. (118); Calpine Operations Management Company, Inc. (119); Calpine Pastoria Holdings, LLC (120); Calpine Philadelphia, Inc. (121); Calpine Pittsburg, LLC (122); Calpine Power Company (123); Calpine Power Equipment, LP (124); Calpine Power Inc. (125); Calpine Power Management, Inc. (126); Calpine Power Management, LP (127); Calpine Power Services, Inc. (128); Calpine PowerAmerica — CA, LLC (129); Calpine PowerAmerica — CT, LLC (130); Calpine PowerAmerica - MA, LLC (131); Calpine PowerAmerica — ME, LLC (132); Calpine PowerAmerica, Inc. (133); Calpine PowerAmerica, LP (134); Calpine PowerAmerica-NH, LLC (135); Calpine PowerAmerica-NY, LLC (136); Calpine PowerAmerica-OR,LLC (137); Calpine Producer Services, LP (138); Calpine Project Holdings, Inc. (139); Calpine Pryor, Inc. (140); Calpine Rumford I, Inc. (141); Calpine Rumford, Inc. (142); Calpine Schuylkill, Inc. (143); Calpine Siskiyou Geothermal Partners, L.P. (144); Calpine Sonoran Pipeline, LLC (145); Calpine Stony Brook Operators, Inc. (146); Calpine Stony Brook Power Marketing, LLC (147); Calpine Stony Brook, Inc. (148); Calpine Sumas, Inc. (149); Calpine TCCL Holdings, Inc. (150); Calpine Texas Pipeline GP, Inc. (151); Calpine Texas Pipeline LP, Inc. (152); Calpine Texas Pipeline, L.P. (153); Calpine Tiverton I, Inc. (154); Calpine Tiverton, Inc. (155); Calpine ULC I Holding, LLC (156); Calpine University Power, Inc. (157); Calpine Unrestricted Funding, LLC (158); Calpine Unrestricted Holdings, LLC (159); Calpine Vapor, Inc. (160); Carville Energy LLC (161); CCFC Development Company, LLC (162); CCFC Equipment Finance Company, LLC (163);) CCFC Project Equipment Finance Company One, LLC (164); Celtic Power Corporation (165); CES GP, LLC (166); CGC Dighton, LLC (167); Channel Energy Center, LP (168); Channel Power GP, LLC (169); Channel Power LP (170); Clear Lake Cogeneration Limited Partnership (171); Cogenamerica Asia, Inc. (172); Cogenamerica Parlin Supply Corporation (173); Columbia Energy LLC (174); Corpus Christi Cogeneration, LP (175); CPN 3rd Turbine, Inc. (176); CPN Acadia, Inc. (177); CPN Berks Generation, Inc. (178); CPN Berks LLC (179); CPN Bethpage 3rd Turbine Inc. (180); CPN Cascade, Inc. (181); CPN Clear Lake, Inc. (182); CPN Decatur Pipeline, Inc. (183); CPN Energy Services GP, Inc. (184); CPN Energy Services LP, Inc. (185); CPN Freestone, LLC (186); CPN Funding, Inc. (187); CPN Morris, Inc. (188); CPN Oxford, Inc. (189); CPN Pipeline Company (190); CPN Pleasant Hill Operating, LLC (191); CPN Pleasant Hill, LLC (192); CPN Power Services GP, LLC (193); CPN Power Services, LP (194); CPN Pryor Funding Corporation (195); CPN Telephone Flat, Inc. (196); Decatur Energy Center, LLC (197); Deer Park Power GP, LLC (198); Deer Park Power, LP (199); Delta Energy Center, LLC (200); Dighton Power Associates, LP (201); East

Altamont Energy Center, LLC (202); Fond Du Lac Energy Center, LLC (203); Fontana Energy Center, LLC (204); Freestone Power Generation, LP (205); GEC Bethpage Inc. (206); Geothermal Energy Partners, LLC (207); Geysers Power Company II LLC (208); Geysers Power Company, LLC (209); Geysers Power I Company (210); Goldendale Energy Center, LLC (211); Hammond Energy LLC (212); Hillabee Energy Center, LLC (213); Idlewild Fuel Management Corp (214); JMC Bethpage, Inc. (215); KIAC Partners (216); Lake Wales Energy Center, LLC (217); Lawrence Energy Center, LLC (218); Lone Oak Energy Center, LLC (219); Los Esteros Critical Energy Facility, LLC (220); Los Medanos Energy Center, LLC (221); Magic Valley Gas Pipeline GP, LLC (222); Magic Valley Gas Pipeline LP (223); Magic Valley Pipeline, LP (224); MEP Pleasant Hill, LLC (225); MOAPA Energy Center, LLC (226); Mobile Energy LLC (227); Modoc Power, Inc. (228); Morgan Energy Center, LLC (229); Mount Hoffman Geothermal Company, LP (230); Mt. Vernon Energy LLC (231); Newsouth Energy LLC (232); Nissequogue Cogen Partners (233); Northwest Cogeneration, Inc. (234); NTC Five, Inc. (235); NTC GP, LLC (236); Nueces Bay Energy, LLC (237); O.L.S. Energy-Agnews, Inc. (238); Odyssey Land Acquisition Company (239); Pajaro Energy Center, LLC (240); Pastoria Energy Center, LLC (241); Pastoria Energy Facility, LLC (242); Philadelphia Biogas Supply Inc. (243); Phipps Bend Energy Center, LLC (244); Pine Bluff Energy, LLC (245); Power Investors, LLC (246); Power Systems Mfg. LLC (247); Quintana Canada Holdings, LLC (248); Rockgen Energy LLC (249); Rumford Power Associates, LP (250); Russell City Energy Center, LLC (251); San Joaquin Valley Energy Center, LLC (252); Silverado Geothermal Resources, Inc. (253); Skipanon Natural Gas, LLC (254); South Point Energy Center, LLC (255); South Point Holdings, LLC (256); Stony Brook Cogeneration, Inc. (257); Stony Brook Fuel Management Corp. (258); Sutter Dryers, Inc. (259); TBG Cogen Partners (260); Texas City Cogeneration, LP (261); Texas Cogeneration Company (262); Texas Cogeneration Five, Inc. (263); Texas Cogeneration One Company (264); Thermal Power Company (265); Thomassen Turbine Systems America, Inc. (266); Tiverton Power Associates, LP (267); VEC Holdings, LLC (268); Venture Acquisition Company (269); Vineyard Energy Center, LLC (270); Wawayanda Energy Center, LLC (271); Whatcom Cogeneration Partners, LP (272); and Zion Energy LLC (273).
     74. Debtors in Possession: The Debtors, as debtors in possession in the Chapter 11 Cases, pursuant to sections 1107 and 1108 of the Bankruptcy Code.
     75. DIP Facility: That certain Credit Agreement, by and among the Debtors and the DIP Lenders, dated as of March 29, 2007, and approved by the Bankruptcy Court in an order entitled, “Final Order Authorizing Debtors to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), and 364(e)” [Docket No. 635].
     76. DIP Facility Claim: Any Claim on account of the DIP Facility.
     77. DIP Lenders: General Electric Capital Corporation (including its successors), as sub-agent for the revolving lenders under the DIP Facility (in such capacity and including any successors); Credit Suisse, Goldman Sachs Credit Partners L.P., and JPMorgan Chase Bank, N.A., as co-documentation agents and as co-syndication agents; Credit Suisse, as administrative agent (in such capacity and including any successors) and as collateral agent (in such capacity and including any successors); and each of the financial institutions from time to time party to the DIP Agreement.

     78. Director Equity Incentive Plan: A post-Effective Date director compensation incentive plan on terms substantially set forth in the Plan Supplement.
     79. Disclosure Statement: The Disclosure Statement for the Plan describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law.
     80. Disputed: With respect to any Claim or Interest, any Claim or Interest on the Claims Register that is not yet Allowed.
     81. Distribution Agent: The Reorganized Debtors, or the Entity or Entities chosen by the Reorganized Debtors to make or to facilitate distributions pursuant to the Plan.
     82. Distribution Date: The date occurring as soon as reasonably practicable after the Effective Date when distributions under the Plan shall commence, but not later than ten days after the Effective Date, without further Bankruptcy Court order.
     83. Distribution Record Date: The date for determining which Holders of Allowed Claims and Interests, except Holders of publicly traded Certificates, are eligible to receive distributions pursuant to the Plan, which shall be the Confirmation Date or such other date as designated in the Plan or a Bankruptcy Court order.
     84. District Court: The United States District Court for the Southern District of New York.
     85. Effective Date: The date selected by the Debtors (in consultation with the Creditors’ Committee) that is a Business Day after the Confirmation Date on which the conditions as specified in the Plan have been satisfied or waived. Unless otherwise specifically provided in the Plan, anything required to be done by the Debtors on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter.
     86. Employment Agreement: An agreement, other than a CBA or PLA, between or among any of the Debtors and any directors, officers, or employees of any of the Debtors for such Person to serve in such capacity at any time; provided, however, that the assumption by the Debtors or the Reorganized Debtors, as applicable, or the agreement of the Debtors or the Reorganized Debtors, as applicable, in either case in consultation with the Creditors’ Committee, to honor or affirm any Employment Agreement will not entitle any Person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Effective Date, or restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program, or plan.
     87. Entity: As defined in section 101(15) of the Bankruptcy Code.
     88. Equity Committee: The Official Committee of Equity Security Holders appointed in the Chapter 11 Cases.
     89. Equity Security: Any equity security as defined in section 101(16) of the Bankruptcy Code in a Debtor.

     90. Equity Security Holder: A Holder of an Interest.
     91. Estate: The bankruptcy estate of any Debtor created by virtue of section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.
     92. Exculpated Claim: Any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ in or out of court restructuring, the Debtors’ Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other agreement.
     93. Exculpated Party: Each of: (a) the Debtors, the Reorganized Debtors, and their Affiliates; (b) the DIP Lenders in their capacities as such; (c) the Exit Lenders in their capacity as such; (d) with respect to each of the foregoing Entities in clauses (a) through (c), such Entities’ successors and assigns; (e) any statutory committee and the members thereof in their capacity as such; (f) the Second Lien Ad Hoc Committee and the members thereof in their capacity as such; (g) the Indenture Trustees; and (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entities’ subsidiaries, affiliates, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such, and only if serving in such capacity.
     94. Existing Exit Facility: The DIP Facility, if converted under the terms thereof into an exit financing facility.
     95. Federal Judgment Rate: The federal judgment rate of 4.34%, which was in effect as of the Petition Date.
     96. FERC: Federal Energy Regulatory Commission.
     97. FERC Jurisdictional Contract: Any contract to which one or more of the Debtors is a party containing rates, terms, or conditions subject to the jurisdiction of the FERC pursuant to the Federal Power Act, 16 U.S.C. §§ 824–824n, or the Natural Gas Act, 15 U.S.C. §§ 717–717z.
     98. File: To file with the Bankruptcy Court in the Chapter 11 Cases, or in the case of Proofs of Claim or Interest, to file with the Claims and Solicitation Agent.
     99. Final Decree: The decree contemplated under Bankruptcy Rule 3022.
     100. Final Order: As applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the Debtors or Reorganized Debtors, as applicable, reserve the right to waive any such appeal or similar conditions of a Final Order in consultation with the Creditors’ Committee.
     101. First Lien Debt Claim: Any Claim (not including any First Lien Unsecured Makewhole Claims) on account of the 9.625% First Priority Senior Secured Notes Due 2014.
     102. First Lien Makewhole Claim: Any Makewhole Claim on account of the 9.625% First Priority Senior Secured Notes Due 2014.
     103. First Lien Repayment Order: The Bankruptcy Court order entitled, “Order Authorizing Repayment of Principal of First Lien Debt,” entered in the Chapter 11 Cases on May 10, 2006 [Docket No. 1542].
     104. First Lien Secured Makewhole Claim: Any First Lien Makewhole Claim determined by Bankruptcy Court order to be Secured.
     105. First Lien Unsecured Makewhole Claim: Any First Lien Makewhole Claim determined by Bankruptcy Court order not to be Secured.
     106. General Note Claim: Any Claim (including any General Note Makewhole Claims, but not including any Subordinated Debt Securities Claims) on account of the: (a) 4.0% Convertible Senior Notes Due 2006; (b) 4.75% Convertible Senior Notes Due 2023; (c) 6.00% Contingent Convertible Notes Due 2014; (d) 8.5% Senior Notes Due 2011; and (e) 8.625% Senior Notes Due 2010.
     107. General Note Makewhole Claim: Any Makewhole Claim on account of the: (a) 4.0% Convertible Senior Notes Due 2006; (b) 4.75% Convertible Senior Notes Due 2023; (c) 6.00% Contingent Convertible Notes Due 2014; (d) 8.5% Senior Notes Due 2011; and (e) 8.625% Senior Notes Due 2010.
     108. General Unsecured Claim: Any Claim against any of the Debtors that is not a/an: (a) DIP Facility Claim; (b) Administrative Claim; (c) Priority Tax Claim; (d) First Lien Debt Claim; (e) Second Lien Debt Claim; (f) Other Secured Claim; (g) Other Priority Claim; (h) Senior Note Claim; (i) General Note Claim; (j) Subordinated Note Claim; (k) ULC1 Settlement Claim; (l) Canadian Guarantee Claim; (m) Canadian Intercompany Claim; (n) Rejection Damages Claim; (o) Unsecured Makewhole Claim; (p) Unsecured Convenience Class Claim; (q) Intercompany Claim; (r) Subordinated Equity Securities Claim; or (s) Subordinated Debt Securities Claim.
     109. Governmental Unit: As defined in section 101(27) of the Bankruptcy Code.
     110. Government Bar Date: August 1, 2006.
     111. Holder: An Entity holding a Claim or Interest, as applicable.
     112. Impaired: With respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     113. Indemnification Obligation: A Debtor’s obligation under an executory contract or otherwise to indemnify directors, officers, or employees of the Debtors who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the maximum extent provided by the Debtors’ respective articles of incorporation, certificates of formation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.
     114. Indenture Trustees: In their capacity as such, the indenture trustees and their predecessors for the: (a) 4.0% Convertible Senior Notes Due 2006; (b) 4.75% Convertible Senior Notes Due 2023; (c) 6.00% Contingent Convertible Notes Due 2014; (d) 7.625% Senior Notes Due 2006; (e) 7.75% Senior Notes Due 2009; (f) 7.875% Senior Notes Due 2008; (g) 8.5% Second Priority Senior Notes Due 2010; (h) 8.5% Senior Notes Due 2011; (i) 8.625% Senior Notes Due 2010; (j) 8.75% Second Priority Senior Notes Due 2013; (k) 8.75% Senior Notes Due 2007; (l) 9.875% Second Priority Senior Secured Notes Due 2011; (m) Second Priority Senior Secured Floating Rate Notes Due 2007; (n) ULC1 8.5% Senior Notes Due 2008; and (o) ULC1 8.75% Senior Notes Due 2007.
     115. Insider: As defined in section 101(31) of the Bankruptcy Code.
     116. Intercompany Claim: A Claim (other than a ULC1 Settlement Claim) held by a Debtor or an Affiliate.
     117. Intercompany Contract: A contract between two or more Debtors or a contract between one or more Affiliates and one or more Debtors.
     118. Intercompany Interest: An Interest held by a Debtor or an Affiliate.
     119. Interest: Any: (a) Equity Security, including all issued, unissued, authorized, or outstanding shares of stock together with any warrants, options, or contractual rights to purchase or acquire such Equity Securities at any time and all rights arising with respect thereto and (b) partnership, limited liability company, or similar interest.
     120. Interest Accrual Limitation Date: The Effective Date.
     121. Interim Compensation Order: The order, entitled “Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals,” entered by the Bankruptcy Court on January 25, 2006 [Docket No. 617], allowing Estate Professionals to seek interim compensation in accordance with the compensation procedures approved therein, as may have been modified by a Bankruptcy Court order approving the retention of the Professionals.
     122. Internal Revenue Code: Title 26 of the United States Code, 26 U.S.C. §§ 1–9833.
     123. Judicial Code: Title 28 of the United States Code, 28 U.S.C. §§ 1–4001.
     124. Legal Holiday: As defined in Bankruptcy Rule 9006(a).
     125. Lien: As defined in section 101(37) of the Bankruptcy Code.

     126. Makewhole Claim: Any Claim for any makewhole amount, prepayment premium, early termination fee, or other similar amount asserted on account of any notes, indentures, or other instruments issued by the Debtors prior to the Petition Date, including with respect to the: (a) 9.625% First Priority Senior Secured Notes Due 2014; (b) CalGen First Priority Secured Floating Rate Notes Due 2009; (c) CalGen First Priority Secured Institutional Term Loans Due 2009; (d) CalGen Second Priority Secured Floating Rate Notes Due 2010; (e) CalGen Second Priority Secured Term Loans Due 2010; (f) CalGen 11.5% Third Priority Secured Notes Due 2011; (g) CalGen Third Priority Secured Floating Rate Notes Due 2011; (h) 8.5% Second Priority Senior Secured Notes Due 2010; (i) 8.75% Second Priority Senior Secured Notes Due 2013; (j) 9.875% Second Priority Senior Secured Notes Due 2011; (k) 8.625% Senior Notes Due 2010; and (l) 8.5% Senior Notes Due 2011.
     127. Management Equity Incentive Plan: A post-Effective Date management compensation incentive plan intended for certain management employees of certain of the Reorganized Debtors on the terms substantially set forth in the Plan Supplement.
     128. Master Ballots: The master ballots upon which the applicable Nominee or other holder of record shall submit on behalf of the Beneficial Holders it represents the votes cast by such Beneficial Holders to accept or reject the Plan.
     129. New Calpine Common Stock: 1,500,000,000 shares of common stock in Reorganized Calpine, par value $.001 per share, to be authorized pursuant to the Reorganized Calpine Charter, of which up to 500,000,000 shares shall be initially issued pursuant to the Plan as of the Effective Date.
     130. New Calpine Common Stock Pool For Creditors: All New Calpine Common Stock to be issued under the Plan, net of any shares reserved for issuance under the Management and Director Equity Incentive Plans.
     131. New Calpine Common Stock Pool For Shareholders: All New Calpine Common Stock to be issued under the Plan remaining in the New Calpine Common Stock Pool For Subordinated Debt Securities Claimants after all Holders of Allowed Claims (other than Subordinated Equity Securities Claims) have been paid in full.
     132. New Calpine Common Stock Pool For Subordinated Debt Securities Claimants: All New Calpine Common Stock to be issued under the Plan remaining in the New Calpine Common Stock Pool for Creditors after all Holders of Allowed Claims (other than Subordinated Debt Securities Claims and Subordinated Equity Securities Claims) have been paid in full.
     133. New Calpine Stock Reserve: The New Calpine Common Stock held in reserve pursuant to ARTICLE VII.C.3.
     134. New Calpine Total Enterprise Value: $20.3 billion, which is the midpoint range of the total enterprise value of the Reorganized Debtors’ set forth in the Disclosure Statement or such amount provided in the Confirmation Order as the total enterprise value of the Reorganized Debtors.

     135. New Credit Facility: That certain $8.0 billion secured financing facility comprised of a $6.0 billion first lien secured term facility, a $1.0 billion first lien secured revolving facility, and a $1.0 billion second lien secured facility, by and among Reorganized Calpine, as borrower, and Goldman Sachs Credit Partners L.P., as well as other entities, as joint lead arrangers, book runners, and administrative agents, and a syndicate of banks, financial institutions, and other entities, as lenders, and all other documents entered into in connection therewith or contemplated thereby, substantially in the form of that facility referenced in the Order Authorizing the Debtors to (A) Execute and Perform Under a Commitment Letter and Related Documents; (B) Pay Certain Fees and Expenses Relating Thereto; and (C) Execute an Amendment to the Exit Facility [Docket No. [XX]].
     136. New Credit Facility Lenders: The lenders in connection with the New Credit Facility.
     137. Nominee: Any broker, dealer, commercial bank, trust company, savings and loan, financial institution, or other party in whose name securities are registered or held of record on behalf of a Beneficial Holder.
     138. Notice of Confirmation: That certain notice pursuant to Bankruptcy Rule 3020(c)(2) notifying Holders of Claims and Interests and parties in interest that the Bankruptcy Court has confirmed the Plan.
     139. Old Calpine Common Stock: All of the authorized, issued, and outstanding shares of common stock of Calpine as of immediately prior to the Effective Date.
     140. Other Priority Claim: Any Claim accorded priority in right of payment pursuant to section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.
     141. Other Secured Claim: Any secured Claim, other than a: (a) DIP Facility Claim; (b) First Lien Debt Claim; or (c) Second Lien Debt Claim.
     142. Periodic Distribution Date: The first Business Day that is as soon as reasonably practicable occurring approximately ninety days after the Distribution Date, and thereafter, the first Business Day that is as soon as reasonably practicable occurring approximately ninety days after the immediately preceding Periodic Distribution Date.
     143. Person: As defined in section 101(41) of the Bankruptcy Code.
     144. Petition Date: December 20, 2005 for case numbers 05-60199 through 05-60211; December 21, 2005 for case numbers 05-60212 through 05-60218, 05-60221 through 05-60278, 05-60281 through 05-60363, 05-60365 through 05-60401, 05-60403 through 05-60441, 05-60443 through 05-60456, 05-60458 through 05-60460, and 05-40463; December 27, 2005 for case numbers 05-60464 through 05-60468; December 29, 2005 for case numbers 05-60476 and 05-60477; January 8, 2006 for case numbers 06-10026 through 06-10032; January 9, 2006 for case numbers 06-10034 and 06-10039; February 3, 2006 for case numbers 06-10197 and 06-10198; and May 2, 2006 for case number 06-10939; provided, however, for purposes of the Plan, unless otherwise provided, the Petition Date shall be deemed to be December 20, 2005 for all Debtors.
     145. PLA: Any pre-hire project labor agreement to which one or more of the Debtors, is a party.
     146. Plan: This Joint Plan of Reorganization for each of the Debtors pursuant to chapter 11 of the Bankruptcy Code, together with the Plan Supplement, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms of the Plan, the Bankruptcy Code, and the Bankruptcy Rules.
     147. Plan Supplement: The compilation of documents and forms of documents, schedules, and exhibits to the Plan.
     148. Plan Supplement Filing Date: The date that is fourteen days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court on notice to parties in interest.
     149. PPA Litigation: That certain matter currently styled as In re Calpine Corp.; Calpine Corp., et al. v. California Dept. of Water Resources, et al.; Docket Nos. 06-0480-BK; 06-0676-BK; 06-0683-BK; 06-0691-BK; 06-0717-BK; and 06-0723-BK.
     150. Priority Tax Claim: Any Claim of the kind specified in section 507(a)(8) of the Bankruptcy Code.
     151. Professional: An Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.
     152. Professional Fee Escrow Account: An interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Professionals in the Chapter 11 Cases.
     153. Professional Fee Reserve Amount: Accrued Professional Compensation through the Effective Date as estimated by the Professionals in accordance with ARTICLE IX.A.4.
     154. Projects to Be Sold or Surrendered: A power plant facility owned by one or more of the Debtors to be sold or surrendered pursuant to the Plan on or after the Effective Date.
     155. Proof of Claim: A proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.
     156. Proof of Interest: A proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

     157. QCH: Quintana Canada Holdings, LLC, a Delaware corporation.
     158. Record Date: [XX, 2007]
     159. Reinstated: (a) Leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim or Interest so as to leave such Claim Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A), compensating the Holder of such Claim or Interest (other than the Debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Holder.
     160. Rejection Damages Claim: Any Claim on account of the rejection of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code or the repudiation of such contract.
     161. Released Party: Each of: (a) the DIP Lenders in their capacities as such; (b) the Exit Lenders in their capacities as such; (c) with respect to each of the foregoing Entities in clauses (a) through (b), such Entities’ successors and assigns; (d) any statutory committee and the members thereof in their capacity as such; (e) the Second Lien Ad Hoc Committee and the members thereof in their capacity as such; (f) the Indenture Trustees; (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entities’ affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such, and only if serving in such capacity; and (h) the Debtors’ and Reorganized Debtors’ officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such, and only if serving in such capacity.
     162. Reorganized Calpine: Calpine or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     163. Reorganized Calpine Bylaws: The bylaws of Reorganized Calpine, substantially in the form contained in the Plan Supplement to be in effect upon the Effective Date.
     164. Reorganized Calpine Charter: The amended and restated certificate of incorporation of Reorganized Calpine, substantially in the form contained in the Plan Supplement to be in effect upon the Effective Date.

     165. Reorganized Debtors: The Debtors or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     166. Roll-Up Transaction: A dissolution or winding up of the corporate existence of a Reorganized Debtor under applicable state law or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to another Reorganized Debtor or one or more of their Affiliates, on or after the Effective Date.
     167. Schedules: The schedules of assets and liabilities, schedules of executory contracts, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the official bankruptcy forms, and the Bankruptcy Rules.
     168. Second Circuit: The United States Court of Appeals for the Second Circuit.
     169. Second Lien Ad Hoc Committee: The Unofficial Committee of Second Lien Debtholders.
     170. Second Lien Debt Claim: Any Claim (not including any Second Lien Unsecured Makewhole Claims) on account of the: (a) Second Priority Senior Secured Floating Rate Notes Due 2007; (b) 8.5% Second Priority Senior Secured Notes Due 2010; (c) 8.75% Second Priority Senior Secured Notes Due 2013; (d) 9.875% Second Priority Senior Secured Notes Due 2011; and (e) Second Priority Senior Secured Term Loan Due 2007.
     171. Second Lien Makewhole Claim: Any Makewhole Claim on account of the: (a) Second Priority Senior Secured Floating Rate Notes Due 2007; (b) 8.5% Second Priority Senior Secured Notes Due 2010; (c) 8.75% Second Priority Senior Secured Notes Due 2013; (d) 9.875% Second Priority Senior Secured Notes Due 2011; and (e) Second Priority Senior Secured Term Loan Due 2007.
     172. Second Lien Secured Makewhole Claim: Any Second Lien Makewhole Claim determined to be Secured by a Bankruptcy Court order.
     173. Second Lien Unsecured Makewhole Claim: Any Second Lien Makewhole Claim determined not to be Secured by a Bankruptcy Court order.
     174. Second Priority Senior Secured Floating Rate Notes Due 2007: The $500,000,000 Second Priority Senior Secured Floating Rate Notes due 2007, issued by Calpine pursuant to that certain indenture dated as of July 15, 2003, between Calpine and Wilmington Trust Company, as trustee.
     175. Second Priority Senior Secured Term Loan Due 2007: The $750,000,000 Senior Secured Term Loans due 2007, issued pursuant to that certain credit agreement, dated as of July 16, 2003, among Calpine, as borrower, Goldman Sachs Credit Partners, L.P., as sole lead arranger, sole bookrunner and administrative agent and the various co-arrangers, managing agents and lenders named therein.

     176. Secured: When referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed pursuant to the Plan as a Secured Claim.
     177. Securities Act: The Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, or any similar federal, state, or local law.
     178. Security: As defined in section 2(a)(1) of the Securities Act.
     179. Senior Note Claim: Any Claim (including any Senior Note Makewhole Claims, but not including any Subordinated Debt Securities Claims) on account of the: (a) 7.625% Senior Notes Due 2006; (b) 7.75% Senior Notes Due 2009; (c) 7.875% Senior Notes Due 2008; (d) 8.75% Senior Notes Due 2007; and (e) 10.5% Senior Notes Due 2006.
     180. Senior Note Makewhole Claim: Any Makewhole Claim on account of the: 7.625% Senior Notes Due 2006; 7.75% Senior Notes Due 2009; 7.875% Senior Notes Due 2008; 8.75% Senior Notes Due 2007; and 10.5% Senior Notes Due 2006.
     181. Servicer: An indenture trustee, agent, servicer, or other authorized representative of Holders of Claims or Interests recognized by the Debtors.
     182. Solicitation Procedures Order: That certain order entered by the Bankruptcy Court on [XX], 2007, approving certain solicitation procedures for solicitation of votes on the Plan [Docket No. [XX]].
     183. Subordinated Debt Securities Claim: Any Claim of the type described in and subject to subordination pursuant to section 510(b) of the Bankruptcy Code relating to the: (a) 4.0% Convertible Senior Notes Due 2006; (b) 4.75% Convertible Senior Notes Due 2023; (c) 6.00% Contingent Convertible Notes Due 2014; (d) 8.5% Senior Notes Due 2011; (e) 8.625% Senior Notes Due 2010; (f) 7.625% Senior Notes Due 2006; (g) 7.75% Senior Notes Due 2009; (h) 7.875% Senior Notes Due 2008; (i) 8.75% Senior Notes Due 2007; (j) 10.5% Senior Notes Due 2006; (k) ULC1 Notes; (l) ULC2 8.375% Senior Notes Due 2008; (m) ULC2 8.875% Senior Notes Due 2011; and (n) 7.75% Contingent Convertible Notes Due 2015.
     184. Subordinated Equity Securities Claim: Any Claim of the type described in and subject to subordination pursuant to section 510(b) of the Bankruptcy Code relating to any Interest.
     185. Subordinated Note Claim: Any Claim (not including any Subordinated Debt Securities Claims) on account of the 7.75% Contingent Convertible Notes Due 2015, issued by Calpine pursuant to that certain Indenture, dated as of August 10, 2000, between Calpine and Wilmington Trust Company, as trustee, as supplemented by the Third Supplemental Indenture, dated as of June 23, 2005.

     186. Supremacy Clause: Paragraph 2 of Article VI of the United States Constitution.
     187. ULC1 8.5% Senior Notes Due 2008: The $2,030,000,000 8.5% Senior Notes due May 1, 2008, issued pursuant to that certain Indenture, dated as of August 10, 2000, between Calpine Energy Finance ULC and Wilmington Trust Company, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 28, 2000.
     188. ULC1 8.75% Senior Notes Due 2007: The (CAD) $200,000,000 8.75% Senior Notes due October 15, 2007, issued pursuant to that certain Amended and Restated Indenture, dated as of October 16, 2001, between Calpine Canada Energy Finance ULC and Wilmington Trust Company, as trustee.
     189. ULC1 Notes: The ULC1 8.5% Senior Notes Due 2008 and the ULC1 8.75% Senior Notes Due 2007.
     190. ULC1 Settlement: That certain settlement of disputes related to, among other things, the ULC1 8.5% Senior Notes Due 2007 and the ULC1 8.75% Senior Notes Due 2008, approved by a Bankruptcy Court order on [XX] [Docket No. [XX]].
     191. ULC1 Settlement Claim: All Claims (including those held by the Debtors as of the Petition Date) on account of the ULC1 Notes, pursuant to the terms of the CCAA Global and ULC1 Settlements.
     192. ULC2 8.375% Senior Notes Due 2008: The €175,000,000 8.375% Senior Notes due October 15, 2008, issued pursuant to that certain Indenture, dated as of October 18, 2001, between Calpine Canada Energy Finance I ULC and Wilmington Trust Company, as trustee.
     193. ULC2 8.875% Senior Notes Due 2011: The £200,000,000 8.875% Senior Notes due October 15, 2011, issued pursuant to that certain Indenture, dated as of October 18, 2001, between Calpine Canada Energy Finance II ULC and Wilmington Trust Company, as trustee.
     194. Unclaimed Distribution: Any distribution under the Plan on account of an Allowed Claim or Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.
     195. Uniform Commercial Code: The Uniform Commercial Code as in effect on the Effective Date, as enacted in the applicable state.
     196. Unimpaired: With respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.
     197. Unsecured Claim: Any Senior Note Claim, General Note Claim, Subordinated Note Claim, ULC1 Settlement Claim, Canadian Guarantee Claim, Canadian Intercompany Claim, Rejection Damages Claim, General Unsecured Claim, Unsecured Makewhole Claim,

Unsecured Convenience Class Claim, Subordinated Debt Securities Claim, and Subordinated Equity Securities Claim.
     198. Unsecured Convenience Class Claim: Any: (a) Unsecured Claim (including interest accrued only as of the Petition Date) that is $50,000 or less or (b) General Unsecured Claim in excess of $50,000 which the Holder thereof, pursuant to such Holder’s ballot or such other election accepted by the Debtors elects to have reduced to the amount of $50,000 and to be treated as an Unsecured Convenience Class Claim; provided, however, that an Unsecured Convenience Class Claim does not include a Claim on account of publicly or privately held securities.
     199. Unsecured Makewhole Claim: Any First Lien, Second Lien, or CalGen Unsecured Makewhole Claim.
     200. Voting Deadline: [XX], 2007.
B. Rules of Interpretation and Computation of Time:
     1. Rules of Interpretation: For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference in the Plan to an existing document, schedule, or exhibit, whether or not Filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references in the Plan to Articles are references to Articles of the Plan or to the Plan; (f) unless otherwise specified, all references in the Plan to exhibits are references to exhibits in the Plan Supplement; (g) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (h) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (j) unless otherwise set forth in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (l) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (m) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, as applicable to the Chapter 11 Cases, unless otherwise stated; and (n) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further Bankruptcy Court order.
     2. Computation of Time. In computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.
C. Reference to Monetary Figures: All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.
D. Reference to the Debtors or Reorganized Debtors: Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and Reorganized Debtors, as applicable, to the extent the context requires.
ARTICLE II.
ADMINISTRATIVE AND PRIORITY CLAIMS
     In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in ARTICLE III.
A. DIP Facility Claims: In full satisfaction, settlement, release, and discharge of and in exchange for each Allowed DIP Facility Claim, the Debtors shall either convert the DIP Facility into the Existing Exit Facility or pay the DIP Facility Claims in full in Cash.
B. Administrative Claims: Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, in full satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, each Holder thereof shall be paid in full in Cash in accordance with the terms of the applicable contract, if any.
C. Priority Tax Claims: In full satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, unless otherwise agreed, each Holder thereof shall be paid in full in Cash pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.
ARTICLE III.
CLASSIFICATION AND TREATMENT
OF CLAIMS AND INTERESTS
A. Classification of Claims and Interests: All Claims and Interests, except DIP Facility Claims, Administrative Claims, and Priority Tax Claims, are classified in the Classes set forth in ARTICLE III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed

Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.
     1. Substantive Consolidation of Debtors: Pursuant to ARTICLE IV.A, the Plan provides for the substantive consolidation of the Estates into a single Estate for all purposes associated with Confirmation and Consummation. If the Bankruptcy Court authorizes the Debtors to substantively consolidate the Estates, each Class of Claims and Interests will be treated as against a single consolidated Estate without regard to the separate identification of the Debtors.
     2. Identification of Non-Consolidated Debtors: If the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Estates, the Debtors may, in accordance with ARTICLE IV.A, proceed with separate Plans for any such non-consolidated Debtor, and each Class of Claims and Interests shall be treated as against each individual non-consolidated Debtor for voting and distribution purposes. The number following each Debtor in ARTICLE I.A.72 has been assigned to such Debtor for purposes of identifying each separate Plan to the extent the Bankruptcy Court orders substantive consolidation of less than all of the Estates.
     3. Class Identification: Below is a chart assigning each Class a letter and, in some cases, a number for purposes of identifying each separate Class.

Class	Claim or Interest Type
A-1	First Lien Debt Claims
A-2	Second Lien Debt Claims
A-3	Other Secured Claims
B	Other Priority Claims
C-1	Senior Note Claims
C-2	General Note Claims
C-3	Subordinated Note Claims
C-4	ULC1 Settlement Claims
C-5	Canadian Guarantee Claims
C-6	Canadian Intercompany Claims
C-7	Rejection Damages Claims
C-8	General Unsecured Claims
C-9	Unsecured Makewhole Claims
C-10	Unsecured Convenience Class Claims
C-11	Intercompany Claims
D	Subordinated Debt Securities Claims

Class	Claim or Interest Type
E-1	Interests
E-2	Subordinated Equity Securities Claims
E-3	Intercompany Interests
B. Treatment of Classes of Claims and Interests
     To the extent a Class contains Allowed Claims or Interests with respect to a particular Debtor, the treatment provided to each Class for distribution purposes is specified below.
     1. Classes 1A-1 through 273A-1—First Lien Debt Claims
     a. Classification: Classes 1A-1 through 273A-1 consist of all First Lien Debt Claims, against the applicable Debtor.
     b. Treatment: Each Allowed First Lien Debt Claim (not including any First Lien Secured Makewhole Claims), already has been paid in full in Cash pursuant to the First Lien Repayment Order. In satisfaction of each Allowed First Lien Secured Makewhole Claim (excluding any Claims for postpetition interest), each Holder thereof shall be paid in full in Cash.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1A-1 through 273A-1 (including Allowed First Lien Secured Makewhole Claims) shall not include any interest.
     2. Classes 1A-2 through 273A-2—Second Lien Debt Claims
     a. Classification: Classes 1A-2 through 273A-2 consist of all Second Lien Debt Claims, against the applicable Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1A-2 through 273A-2, each Allowed Second Lien Debt Claim shall be paid in full in Cash.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1A-2 through 273A-2 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the contract rate determined by the Bankruptcy Court to the extent not already paid or waived pursuant to the Cash Collateral Order. Any portion of the Claims in Classes 1A-2 through 273A-2 consisting of Allowed Second Lien Secured Makewhole Claims shall not include interest.
     3. Classes 1A-3 through 273A-3—Other Secured Claims
     a. Classification: Classes 1A-3 through 273A-3 consist of all Other Secured Claims, against the applicable Debtor.

     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1A-3 through 273A-3, each such Allowed Claim shall be: (i) Reinstated; (ii) paid in full in Cash; or (iii) satisfied in full by a return to such Holder of the collateral securing such Allowed Claim.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1A-3 through 273A-3 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the contract rate determined by the Bankruptcy Court or, if there is no contract, then at the Federal Judgment Rate; provided, however, that Allowed CalGen Secured Makewhole Claims shall not include interest.
     4. Classes 1B through 273B—Other Priority Claims
     a. Classification: Classes 1B through 273B consist of all Other Priority Claims, against the applicable Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1B through 273B, each Holder thereof shall be paid in full in Cash.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1B through 273B shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the Federal Judgment Rate.
     5. Class 1C-1—Senior Note Claims
     a. Classification: Class 1C-1 consists of all Senior Note Claims against Calpine.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Class 1C-1 (including any Allowed Senior Note Makewhole Claims), each Holder thereof shall receive a pro rata share of the New Calpine Common Stock Pool For Creditors until paid in full.
     c. Interest Accrued After the Petition Date: Allowed Claims in Class 1C-1 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the contract rate determined by the Bankruptcy Court; provided, however, that Allowed Senior Note Makewhole Claims shall not include interest.
     6. Class 1C-2—General Note Claims
     a. Classification: Class 1C-2 consists of all General Note Claims against Calpine.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Class 1C-2 (including any Allowed General Note Makewhole Claims), each Holder thereof shall receive a pro rata share of the New Calpine Common Stock Pool For Creditors until paid in full.

     c. Interest Accrued After the Petition Date: Allowed Claims in Class 1C-2 shall include unpaid interest accrued after the Petition Date through the Interest Accrual Limitation Date at the contract rate determined by the Bankruptcy Court; provided, however, that Allowed General Note Makewhole Claims shall not include interest.
     7. Class 1C-3—Subordinated Note Claims
     a. Classification: Class 1C-3 consists of all Subordinated Note Claims against Calpine.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Class 1C-3, each Holder thereof shall receive a pro rata share of the New Calpine Common Stock Pool For Creditors until paid in full; provided, however, that the Holders of Allowed Subordinated Note Claims shall be deemed to consent to the distribution of any portion of their pro rata share of the New Calpine Common Stock to Holders of Allowed Senior Note Claims necessary to satisfy such Allowed Claims in full.
     c. Interest Accrued After the Petition Date: Allowed Claims in Class 1C-3 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the contract rate determined by the Bankruptcy Court.
     8. Class 1C-4—ULC1 Settlement Claims
     a. Classification: Class 1C-4 consists of all ULC1 Settlement Claims against Calpine.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Class 1C-4 (including any Claims for associated reasonable fees, costs, and expenses), each Holder thereof shall receive a pro rata distribution of the New Calpine Common Stock Pool For Creditors until paid in full, based upon the formula contained in the ULC1 Settlement, with the total amount of the ULC1 Settlement Claims not to exceed U.S. $3,505,187,751.61 and the total distribution amount on account of ULC1 Settlement Claims not to exceed an amount equal to (i) the principal amount outstanding on the ULC1 Notes (including any unpaid interest accrued prior to the Petition Date), plus (ii) postpetition interest accrued until the Interest Accrual Limitation Date at the contract rate, plus (iii) reasonable fees up to $8 million, all as set forth in the ULC1 Settlement.
     c. Interest Accrued After the Petition Date: Allowed ULC1 Settlement Claims shall include interest accrued at the default contract rate (including interest on interest at the contract rate) from the Petition Date through the Interest Accrual Limitation Date, all as set forth in the ULC1 Settlement; provided, however, that such inclusion of interest shall not increase the total distribution limitation contained in the ULC1 Settlement.

     9. Classes 1C-5 and 248C-5—Canadian Guarantee Claims
     a. Classification: Classes 1C-5 and 248C-5 consist of all Canadian Guarantee Claims against Calpine and QCH, as applicable.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1C-5 and 248C-5, each Holder thereof shall receive a pro rata share of the New Calpine Common Stock Pool For Creditors until paid in full after subtracting any payments received on account of the underlying obligation in the CCAA Proceedings.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1C-5 and 248C-5 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the default rate provided in the applicable indenture or, if there is no indenture, then at the Federal Judgment Rate.
     10. Classes 1C-6 through 273C-6—Canadian Intercompany Claims
     a. Classification: Classes 1C-6 through 273C-6 consist of all Canadian Intercompany Claims, against the applicable Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1C-6 through 273C-6, each Holder thereof shall receive a pro rata share of the New Calpine Common Stock Pool For Creditors until paid in full, subject to the cap contained in the CCAA Settlement.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1C-6 through 273C-6 shall not include interest.
     11. Classes 1C-7 through 273C-7—Rejection Damages Claims
     a. Classification: Classes 1C-7 through 273C-7 consist of all Rejection Damages Claims, against the applicable Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1C-7 through 273C-7, each Holder thereof shall receive a pro rata share of the New Calpine Common Stock Pool For Creditors until paid in full.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1C-7 through 273C-7 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the Federal Judgment Rate.
     12. Classes 1C-8 through 273C-8—General Unsecured Claims
     a. Classification: Classes 1C-8 through 273C-8 consist of all General Unsecured Claims, against the applicable Debtor.

     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1C-8 through 273C-8, each Holder thereof shall receive a pro rata share of the New Calpine Common Stock For Creditors until paid in full.
     c. Interest Accrued After the Petition Date: Unless otherwise agreed, Allowed Claims in Classes 1C-8 through 273C-8 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the Federal Judgment Rate unless otherwise ordered by the Bankruptcy Court before the Confirmation Hearing upon application by the Holder of such Claim.
     d. Election Rights: Each Holder of an Allowed Claim in Classes 1C-8 through 273C-8 may elect to be treated as a Holder of an Allowed Unsecured Convenience Class Claim in Classes 1C-10 through 273C-10, as applicable, by electing to reduce its Allowed Claim to $50,000 in complete satisfaction of such Allowed Claim. Any such election must be made on the Ballot, and except as may be agreed to by the Debtors or Reorganized Debtors, no Holder of a Claim can elect the treatment described below after the Voting Deadline. Upon such election, the Claim of such Holder shall be automatically reduced to $50,000.
     13. Classes 1C-9 through 273C-9—Unsecured Makewhole Claims
     a. Classification: Classes 1C-9 through 273C-9 consist of all Unsecured Makewhole Claims, against the applicable Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1C-9 through 273C-9, each Holder thereof shall receive a pro rata share of the New Calpine Common Stock Pool For Creditors until paid in full.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1C-9 through 273C-9 shall not include any interest.
     14. Classes 1C-10 through 273C-10—Unsecured Convenience Class Claims
     a. Classification: Classes 1C-10 through 273C-10 consist of all Unsecured Convenience Class Claims, against the applicable Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 1C-10 through 273C-10, each Holder thereof shall be paid in full in Cash.
     c. Interest Accrued After the Petition Date: Allowed Claims in Classes 1C-10 through 273C-10 shall not include any interest accrued after the Petition Date.

     15. Classes 1C-11 through 273C-11—Intercompany Claims
     a. Classification: Classes 1C-11 through 273C-11 consist of all Intercompany Claims, against the applicable Debtor.
     b. Treatment: At the Debtors’ option, in consultation with the Creditors’ Committee, and except as otherwise provided in the Plan, Holders of Claims in Classes 1C-11 through 273C-11 shall have such Claims Reinstated or receive no distribution on account of such Claims.
     16. Class 1D—Subordinated Debt Securities Claims
     a. Classification: Class 1D consists of all Subordinated Debt Securities Claims against Calpine.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Class 1D, to the extent all Holders of Allowed Claims (other than Subordinated Debt Securities Claims and Subordinated Equity Securities Claims) have been paid in full, each Holder of an Allowed Class 1D Claim shall receive a pro rata distribution of the New Calpine Common Stock Pool For Subordinated Debt Securities Claimants until paid in full.
     c. Interest Accrued After the Petition Date: Allowed Claims in Class 1D shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the Federal Judgment Rate.
     17. Class 1E-1—Interests
     a. Classification: Class 1E-1 consists of all Interests in Calpine.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Interest in Class 1E-1, to the extent all Holders of Allowed Claims (other than Subordinated Equity Securities Claims) have been paid in full, the Holders of Interests in Class 1E-1 shall receive a pro rata share of the New Calpine Common Stock Pool For Shareholders.
     18. Class 1E-2—Subordinated Equity Securities Claims
     a. Classification: Class 1E-2 consists of all Subordinated Equity Securities Claims against Calpine.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim in Class 1E-2, to the extent all Holders of Allowed Claims (other than Subordinated Equity Securities Claims) have been paid in full, the Holders of Claims in Class 1E-2 shall receive a pro rata share of the New Calpine Common Stock Pool For Shareholders until paid in full.

     c. Interest Accrued After the Petition Date: Allowed Claims in Class 1E-2 shall include interest accrued after the Petition Date through the Interest Accrual Limitation Date at the Federal Judgment Rate.
     19. Classes 2E-3 through 273E-3—Intercompany Interests
     a. Classification: Classes 2E-2 through 273E-2 consist of all Intercompany Interests, in the applicable Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Interest in Classes 2E-3 through 273E-3, Interests in Classes 2E-3 through 273E-3 shall be Reinstated for the benefit of the Holders thereof in exchange for Reorganized Debtors’ agreement to make certain distributions to the Holders of Allowed Unsecured Claims and Interests under the Plan, to provide management services to certain other Reorganized Debtors, and to use certain funds and assets, to the extent authorized in the Plan, to satisfy certain obligations between and among such Reorganized Debtors.
C. Class Voting Rights
     The voting rights of each Class are as follows.
     1. Classes Entitled to Vote: The following Classes are Impaired and thus entitled to vote on the Plan.

Classes
1C-1

1C-2

1C-3

1C-4

1C-5 and 248C-5

1C-6 through 273C-6

1C-7 through 273C-7

1C-8 through 273C-8

1C-9 through 273C-9

1C-10 through 273C-10

1D

1E-1

1E-2

     2. Presumed Acceptance of Plan: The following Classes are Unimpaired and deemed to accept the Plan or are Impaired but deemed to accept the Plan. Therefore, such Classes are not entitled to vote on the Plan and the vote of such Holders of Claims and Interests shall not be solicited.

Classes
1A-1 through 273A-1

1A-2 through 273A-2

1A-3 through 273A-3

1B through 273B

1C-11 through 273C-11

2E-3 through 273E-3
D. Acceptance or Rejection of the Plan
     1. Acceptance by Impaired Classes of Claims: Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, if the Bankruptcy Court authorizes the Debtors to substantively consolidate all of the Estates, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan. If the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Estates, then an Impaired Class of Claims for each non-substantively consolidated Debtor and an Impaired Class of Claims from the consolidated Debtor group, respectively, has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.
     2. Acceptance by Impaired Classes of Interests : Pursuant to section 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, if the Bankruptcy Court authorizes the Debtors to substantively consolidate all of the Estates, an Impaired Class of Interests has accepted the Plan if the Holders of at least two-thirds in amount of the Allowed Interests of such Class actually voting have voted to accept the Plan. If the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Estates, then an Impaired Class of Interests for each non-substantively consolidated Debtor and an Impaired Class of Interests from the consolidated Debtor group, respectively, has accepted the Plan if the Holders of at least two-thirds in amount of the Allowed Interests of such Class actually voting have voted to accept the Plan.
     3. Tabulation of Votes on a Consolidated and Non-Consolidated Basis: The Debtors will tabulate all votes on the Plan on both a consolidated and non-consolidated basis for the purpose of determining whether the Plan satisfies sections 1129(a)(8) and (10) of the Bankruptcy Code. In a consolidated tabulation, all votes on account of Allowed Claims and Interests shall be counted as if Filed against a single consolidated Estate. In a non-consolidated or partially consolidated tabulation, all votes on account of Allowed Claims and Interests shall be counted as actually Filed against each respective Estate. In neither event shall the Debtors be required to re-solicit votes on the Plan and shall have the right to proceed with Confirmation and Consummation as set forth in ARTICLE IV.A.
     4. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code: Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class. In the event the Bankruptcy Court does not authorize substantive consolidation of the Estates, section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation with respect to a given Debtor by acceptance of the Plan by an Impaired Class against such Debtor. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors also reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code.
     5. Controversy Concerning Impairment: If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.
ARTICLE IV.
PROVISIONS FOR IMPLEMENTATION OF THE PLAN
A. Substantive Consolidation: The Plan shall serve as a motion by the Debtors seeking entry of a Bankruptcy Court order substantively consolidating the Estates into a single consolidated Estate for all purposes associated with Confirmation and Consummation.
     If substantive consolidation is ordered, then on and after the Effective Date, all assets and liabilities of the Debtors shall be treated as though they were merged into the Estate of Calpine for all purposes associated with Confirmation and Consummation, and all guarantees by any Debtor of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any guarantee thereof by any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor shall be treated as one collective obligation of the Debtors. Substantive consolidation shall not affect the legal and organizational structure of the Reorganized Debtors or their separate corporate existences or any prepetition or postpetition guarantees, Liens, or security interests that are required to be maintained under the Bankruptcy Code, under the Plan, or, in connection with contracts or leases that were assumed or entered into during the Chapter 11 Cases. Any alleged defaults under any applicable agreement with the Debtors, the Reorganized Debtors, or the Affiliates arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date.
     In the event that the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Estates, the Debtors may, in consultation with the Creditors’ Committee: (1) proceed with no or partial substantive consolidation of the Estates; (2) propose one or more separate Plans with respect to one or more of the Debtors for whose Estates substantive consolidation has not been authorized; (3) proceed with the Confirmation of one or more separate Plans to the exclusion of other separate Plans; and (4) to withdraw some or all of the separate Plans; provided, however, that the Debtors’ inability to confirm any separate Plan, or the Debtors’ election to withdraw any separate Plan, shall not impair the Confirmation or Consummation of any other separate Plan.
     In the event that the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Estates, then Claims against the relevant Debtors shall be treated as separate Claims with respect to the relevant Debtor’s Estate for all purposes, and such Claims shall be administered as provided in the applicable separate Plan, and the Debtors shall not, nor shall they be required to, re-solicit votes with respect to the Plan or any applicable separate Plan, and such votes shall be counted as provided in ARTICLE III.D.
B. Sources of Consideration for Plan Distributions: The Reorganized Debtors shall fund distributions under the Plan with Cash on hand, existing assets, the post-Confirmation borrowings described below, and the issuance of New Calpine Common Stock.
     1. New Credit Facility: On the Effective Date, the Reorganized Debtors shall enter into the New Credit Facility. Confirmation of the Plan shall be deemed approval of the New Credit Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the New Credit Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein) and authorization for the Reorganized Debtors to enter into and execute the New Credit Facility documents and such other documents as the New Credit Facility Lenders may reasonably require to effectuate the treatment afforded to such lenders pursuant to the New Credit Facility, subject to such modifications as the Reorganized Debtors may deem to be reasonably necessary. The Reorganized Debtors may use the New Credit Facility for any purpose permitted thereunder, including the funding of obligations under the Plan, such as the payment of Administrative Claims, and satisfaction of ongoing working capital needs.
     2. New Calpine Common Stock. On the Effective Date, Reorganized Calpine shall issue New Calpine Common Stock (based upon the New Calpine Total Enterprise Value) for distribution as follows: (a) all New Calpine Common Stock to be issued under the Plan shall be distributed to the New Calpine Common Stock Pool For Creditors (after setting aside sufficient New Calpine Common Stock to fund the Management and Director Equity Incentive Plans); (b) after all Allowed Claims (excluding Subordinated Debt Securities Claims and Subordinated Equity Securities Claims) are satisfied in full, any remaining New Calpine Common Stock to be issued under the Plan shall be distributed to the New Calpine Common Stock Pool For Subordinated Debt Securities Claimants; and (c) after all Allowed Subordinated Debt Securities Claims are satisfied in full, any remaining New Calpine Common Stock to be issued under the Plan shall be distributed to the New Calpine Common Stock Pool For Shareholders.
     a. Section 1145 Exemption. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any securities contemplated by the Plan and any and all settlement agreements incorporated therein, including the New Calpine Common Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities. In addition, under section 1145 of the Bankruptcy Code any securities contemplated by the Plan, including the New

Calpine Common Stock, will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments; and (iii) applicable regulatory approval.
     b. Listing Rights. Reorganized Calpine shall use reasonable efforts to list the New Calpine Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system on the Effective Date, but shall have no liability if it is unable to do so. Entities receiving distributions of New Calpine Common Stock, by accepting such distributions, shall be deemed to have agreed to cooperate with the Reorganized Debtors’ reasonable requests to assist them in their efforts to list the New Calpine Common Stock on a national securities exchange or quotation system.
     c. Restrictions on Resale of Securities to Protect Net Operating Losses. The Debtors will negotiate in good faith with the Creditors’ Committee and the Equity Committee reasonable and customary restrictions on the transfer of New Calpine Common Stock to the extent necessary to avoid any adverse federal income tax consequences resulting from an ownership change (as defined in section 382 of the Internal Revenue Code) in Reorganized Calpine.
     d. Issuance and Distribution of the New Calpine Common Stock. The New Calpine Common Stock, when issued or distributed as provided in the Plan, will be duly authorized, validly issued, and, if applicable, fully paid and nonassessable. Each distribution and issuance referred to in ARTICLE III shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.
C. Corporate Existence: Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.
D. Vesting of Assets in the Reorganized Debtors: Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens, if any, granted to secure the New

Credit Facility and Claims pursuant to the DIP Facility that by their terms survive termination of the DIP Facility). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
E. Cancellation of Debt and Equity Securities and Related Obligations: On the Effective Date, except as otherwise specifically provided for in the Plan: (1) the Old Calpine Common Stock and any other Certificate, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such Certificates, notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Old Calpine Common Stock and any other Certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements or Certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, that notwithstanding Confirmation, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of: (w) allowing Holders to receive distributions under the Plan; (x) allowing a Servicer to make distributions on account of such Claims or Interests as provided in ARTICLE VII; (y) permitting such Servicer to maintain any rights and Liens it may have against property other than the Reorganized Debtors’ property for fees, costs, and expenses pursuant to such indenture or other agreement; and (z) governing the rights and obligations of non-Debtor parties to such agreements vis-à-vis each other; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors shall not have any obligations to any Servicer for any fees, costs, or expenses, except as expressly otherwise provided in the Plan.
F. Restructuring Transactions: On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (3) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; (4) the Roll-Up Transactions; and (5) all other actions that the Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Roll-Up Transactions. The form of each Roll-Up Transaction shall be determined by the Reorganized Debtor that is party to such Roll-Up Transaction. Implementation of the Roll-Up Transactions shall not affect any distributions, discharges, exculpations, releases, or injunctions set forth in the Plan. Prior to the Effective Date, the Debtors shall have consulted with the Creditors’ Committee regarding their intentions with respect to the Roll-Up Transactions.
G. Post-Confirmation Property Sales: To the extent the Debtors or Reorganized Debtors, as applicable, sell any of their property prior to or including the date that is one year after Confirmation, the Debtors or Reorganized Debtors, as applicable, may elect to sell such property pursuant to sections 363, 1123, and 1146(a) of the Bankruptcy Code.
H. Corporate Action: Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan (except to the extent otherwise indicated), and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Interests, directors of the Debtors, or any other Entity. Without limiting the foregoing, such actions may include: the adoption and filing of the Reorganized Calpine Charter and Reorganized Calpine Bylaws; the appointment of directors and officers for the Reorganized Debtors; the adoption, implementation, and amendment of the Management Equity Incentive Plan and the Director Equity Incentive Plan; and consummation or implementation of the New Credit Facility.
I. Certificate of Incorporation and Bylaws: The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies) of the Debtors shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code, and the form and substance of the Reorganized Calpine Charter and Reorganized Calpine Bylaws shall be included in the Plan Supplement not less than fourteen days before the Voting Deadline. The certificate of incorporation of Reorganized Calpine shall be amended to, among other things: (1) authorize issuance of the shares of New Calpine Common Stock and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include (a) a provision prohibiting the issuance of non-voting equity securities and (b) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. On or as soon as reasonably practicable after the Effective Date, to the extent required, each of the Reorganized Debtors shall file new certificates of incorporation (or other formation documents relating to limited liability companies) with the secretary (or equivalent state officer or entity) of the state under which each such Reorganized Debtor is or is to be incorporated or organized. After the Effective Date, each Reorganized Debtor may amend and restate its new certificate of incorporation and other constituent documents as permitted by the relevant state corporate law.
J. Effectuating Documents, Further Transactions: On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.
K. Exemption from Certain Transfer Taxes and Recording Fees: Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, FERC filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
L. Directors and Officers of Reorganized Calpine: The existing officers of Calpine shall serve initially in their current capacities on and after the Effective Date. On the Effective Date, the term of the current members of the board of directors of Calpine shall expire, and the initial board of directors of Reorganized Calpine shall consist of the Persons identified by the Debtors at or before the Confirmation Hearing. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of any Person proposed to serve as a board member of Reorganized Calpine shall have been disclosed at or before the Confirmation Hearing. To the extent any Person proposed to serve as a board member of Reorganized Calpine is an Insider, the nature of any compensation for such Person shall have been disclosed at or before the Confirmation Hearing. The classification and composition of the board of directors of Reorganized Calpine shall be consistent with the Reorganized Calpine Charter and the Reorganized Calpine Bylaws. Each director or officer of Reorganized Calpine shall serve from and after the Effective Date pursuant to the terms of the Reorganized Calpine Charter, the Reorganized Calpine Bylaws, or other constituent documents, and applicable state corporation law.
M. Directors and Officers of Reorganized Debtors Other Than Calpine: The existing officers and members of the boards of directors of each of the Debtors other than Calpine shall continue to serve in their current capacities after the Effective Date. The classification and composition of the boards of directors of the Reorganized Debtors other than Reorganized Calpine shall be consistent with their respective new certificates of incorporation and bylaws. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of such new certificate of incorporation, bylaws, other constituent documents, and applicable state corporation law. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of any Person proposed to serve as a board member shall have been disclosed at or before the Confirmation Hearing.
N. Employee and Retiree Benefits: Except with respect to Employment Agreements and except as otherwise specifically provided in the Plan or the Plan Supplement, on and after the Effective Date, the Reorganized Debtors may: (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs, and plans for, among other things, compensation (including equity based and bonus compensation), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity at any time and (2) distribute or reallocate any unused designated employee success fee and bonus funds related to Confirmation and Consummation in the ordinary course of their business. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.
O. Management and Director Equity Incentive Plans: On or after the Effective Date (but effective as of the Effective Date), the Reorganized Debtors shall implement the Management Equity Incentive Plan and the Director Equity Incentive Plan pursuant to the terms thereof.
P. Creation of Professional Fee Escrow Account: On the Effective Date, the Reorganized Debtors shall establish the Professional Fee Escrow Account and reserve an amount necessary to pay all of the Accrued Professional Compensation.
Q. Preservation of Rights of Action: In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.
     The Reorganized Debtors reserve and shall retain the foregoing Causes of Action notwithstanding the rejection or repudiation of any executory contract or unexpired lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, as the case may be. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.
ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A. Assumption and Rejection of Executory Contracts and Unexpired Leases: Except as otherwise provided in the Plan, the Debtors’ executory contracts or unexpired leases not assumed or rejected pursuant to a Bankruptcy Court order prior to the Effective Date shall be deemed rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, except for those executory contracts or unexpired leases: (1) listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement; (2) listed on the schedule of “Rejected Executory Contracts and Unexpired Leases” in the Plan Supplement; (3) that are Intercompany Contracts, in which case such Intercompany Contracts are deemed automatically assumed by the applicable Debtor as of the Effective Date, unless such Intercompany Contract previously was rejected by the Debtors pursuant to a Bankruptcy Court order, is the subject of a motion to reject pending on the Effective Date, or is listed on the schedule of “Rejected Executory Contracts and Unexpired Leases” in the Plan Supplement; (4) that are the subject of a motion to assume or reject pending on the Effective Date (in which case the such assumption or rejection and the effective date thereof shall remain subject to a Bankruptcy Court order); (5) that are subject to a motion to reject with a requested effective date of rejection after the Effective Date; or (6) that are otherwise expressly assumed or rejected pursuant to the Plan (including ARTICLE V as set forth below). Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or rejections of such executory contracts or unexpired leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions or rejections of such executory contracts and unexpired leases in the Plan are effective as of the Effective Date. Each such executory contract and unexpired lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party prior to the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by such order. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors reserve the right to alter, amend, modify, or supplement the schedules of executory contracts or unexpired leases identified in ARTICLE V and in the Plan Supplement at any time through and including fifteen days after the Effective Date.

     1. Indemnification Obligations: Each Indemnification Obligation shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, to the extent such Indemnification Obligation is executory, unless such Indemnification Obligation previously was rejected by the Debtors pursuant to a Bankruptcy Court order, is the subject of a motion to reject pending on the Effective Date, or is listed on the schedule of “Rejected Indemnification Obligations for Former Employees” in the Plan Supplement. Notwithstanding the foregoing, an Indemnification Obligation to any Person who as of the Petition Date no longer was a director, officer, or employee of a Debtor, shall terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that the Reorganized Debtors reserve the right to honor or reaffirm Indemnification Obligations other than those terminated by this Article, whether or not executory, in which case such honoring or reaffirmation shall be in complete satisfaction, discharge, and release of any Claim on account of such Indemnification Obligation. Each Indemnification Obligation that is assumed, deemed assumed, honored, or reaffirmed shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.
     2. Repudiation of FERC Jurisdictional Contracts: Each FERC Jurisdictional Contract shall be deemed automatically assumed as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such FERC Jurisdictional Contract was previously repudiated by the Debtors by written notice, a Bankruptcy Court order, or is listed on the schedule of “Repudiated FERC Jurisdictional Contracts” in the Plan Supplement (in which list all such listed FERC Jurisdictional Contracts shall be deemed repudiated as of the Effective Date); provided, however, that if a Final Order in the PPA Litigation authorizes the Debtors or Reorganized Debtors, as applicable, to reject any FERC Jurisdictional Contracts, then all FERC Jurisdictional Contracts listed on the schedule of “Repudiated FERC Jurisdictional Contracts” shall be deemed automatically rejected as of the Effective Date.
B. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases: With respect to each of the Debtors’ executory contracts or unexpired leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases,” the Debtors shall have designated a proposed Cure, and the assumption of such executory contract or unexpired lease may be conditioned upon the disposition of all issues with respect to Cure. Any provisions or terms of the Debtors’ executory contracts or unexpired leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure, or by an agreed-upon waiver of Cure. Except with respect to executory contracts and unexpired leases in which the Debtors and the applicable counterparties have stipulated in writing to payment of Cure, all requests for payment of Cure that differ from the amounts proposed by the Debtors must be Filed with the Claims and Solicitation Agent on or before the Cure Bar Date. Any request for payment of Cure that is not timely Filed shall be disallowed automatically and forever barred from assertion and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim for Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors of the amounts listed on the Debtors’ proposed Cure schedule, notwithstanding anything included in the Schedules or in any Proof of Claim to the contrary; provided, however, that nothing shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without further notice to or action, order, or approval of the Bankruptcy Court.
     If the Reorganized Debtors object to any Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure and any related issues. If there is a dispute regarding such Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Reorganized Debtors and the counterparty to the executory contract or unexpired lease. Any counterparty to an executory contract and unexpired lease that fails to object timely to the proposed assumption of any executory contract or unexpired lease will be deemed to have consented to such assumption. The Reorganized Debtors reserve the right either to reject or nullify the assumption of any executory contract or unexpired lease no later than thirty days after a Final Order determining the Cure or any request for adequate assurance of future performance required to assume such executory contract or unexpired lease.
     Assumption of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time prior to the effective date of assumption. Any Proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.
C. Executory Contracts and Unexpired Leases Relating to Projects to be Sold or Surrendered: Each of the Debtors’ executory contracts and unexpired leases listed on the schedule of “Conditionally Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement shall be deemed assumed by the contracting Debtors or Reorganized Debtor, as applicable, on a conditional basis pursuant to sections 365 and 1123 of the Bankruptcy Code, provided that the Debtors or Reorganized Debtors, as applicable, may alter the treatment of such listed executory contracts and unexpired leases through a date that is sixty days after the Effective Date, at which time the executory contracts and unexpired leases remaining on such list are unconditionally assumed so that the Cure provisions of ARTICLE V.B shall apply, and the executory contracts and unexpired leases no longer remaining on such list are unconditionally rejected or repudiated all pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise.
D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases: Rejection or repudiation of any executory contract or unexpired lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected or repudiated executory contracts.
E. Claims Based on Rejection of Executory Contracts and Unexpired Leases: Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection or repudiation of the Debtors’ executory contracts and unexpired leases pursuant to the Plan or otherwise must be Filed with the Claims and Solicitation Agent no later than thirty days after the later of the Effective Date or the effective date of rejection or repudiation. Any Proofs of Claim arising from the rejection or repudiation of the Debtors’ executory contracts or unexpired leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection or repudiation of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection or repudiation of the Debtors’ executory contracts and unexpired leases shall be classified as Rejection Damages Claims and shall be treated in accordance with ARTICLE III.B.11.
F. Intercompany Contracts, Contracts, and Leases Entered Into After the Petition Date: Intercompany Contracts, contracts, and leases entered into after the Petition Date by any Debtor, and any executory contracts and unexpired leases assumed by any Debtor, may be performed by the applicable Reorganized Debtor in the ordinary course of business.
G. Guarantees Issued or Reinstated After the Petition Date: Those guarantee obligations of any Debtor listed in the Plan Supplement shall be deemed Reinstated on the Effective Date, and such obligations, as well as any other guarantee obligations of any Debtor incurred after the Petition Date, shall be performed by the applicable Reorganized Debtor in the ordinary course of business pursuant to the terms thereof.
H. Modification of Executory Contracts and Unexpired Leases Containing Equity Ownership Restrictions: All executory contracts and unexpired leases to be assumed, or conditionally assumed, under the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code shall be deemed so assumed, or so conditionally assumed, without giving effect to any provisions contained in such executory contracts or unexpired leases restricting the change in control or ownership interest composition of any or all of the Debtors, and upon the Effective Date (1) any such restrictions shall be deemed of no further force and effect and (2) any breaches that may arise thereunder as a result of Confirmation or Consummation shall be deemed waived by the applicable non-Debtor counterparty.
I. Modifications, Amendments, Supplements, Restatements, or Other Agreements : Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and all executory contracts and unexpired leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.
     Modifications, amendments, supplements, and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
J. Reservation of Rights: Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an executory contract or unexpired lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors shall have thirty days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
K. Nonoccurrence of Effective Date: In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any consensual request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.
ARTICLE VI.
PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS
A. Allowance of Claims and Interests: After the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action referenced in ARTICLE IV.Q.
B. Claims and Interests Administration Responsibilities: Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.
C. Estimation of Claims and Interests : Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim or Interest pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant

Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty days after the date on which such Claim is estimated.
D. Adjustment to Claims Without Objection: Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Beginning on the end of the first full calendar quarter that is at least ninety days after the Effective Date, the Reorganized Debtors shall publish every calendar quarter a list of all Claims or Interests that have been paid, satisfied, amended, or superseded during such prior calendar quarter.
E. Time to File Objections to Claims: Any objections to Claims shall be Filed on or before the later of (1) the date that is one year after the Effective Date and (2) such date as may be fixed by the Bankruptcy Court, after notice and a hearing, whether fixed before or after the date that is one year after the Effective Date.
F. Disallowance of Claims or Interests: Any and all Claims or Interests held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims and Interests may not receive any distributions on account of such Claims and Interests until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors. All Claims Filed on account of an Indemnification Obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. All Claims Filed on account of an employee benefit referenced in ARTICLE IV.N shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order, or approval of the Bankruptcy Court.
EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM (INCLUDING SUBORDINATED DEBT AND EQUITY SECURITIES CLAIMS) FILED AFTER THE BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A BANKRUPTCY COURT ORDER.

G. Offer of Judgment: The Reorganized Debtors are authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.
H. Amendments to Claims: On or after the Effective Date, except as provided in ARTICLE III.B.11, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further action.
ARTICLE VII.
PROVISIONS GOVERNING DISTRIBUTIONS
A. Total Enterprise Value for Purposes of Distributions Under the Plan and the New Calpine Stock Reserve: Distributions of New Calpine Common Stock to Holders of Allowed Claims and Interests, and the establishment and maintenance of the New Calpine Stock Reserve, both as described below, shall be based upon the New Calpine Total Enterprise Value. For purposes of distribution, the New Calpine Common Stock shall be deemed to have the value assigned to it based upon, among other things, the New Calpine Total Enterprise Value regardless of the date of distribution.
B. Distributions on Account of Claims and Interests Allowed as of the Effective Date: Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties and subject to the establishment of the New Calpine Stock Reserve, initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date shall be made on the Distribution Date; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (2) Allowed Priority Tax Claims, unless otherwise agreed, shall be paid in full in Cash on the Distribution Date or over a five-year period as provided in section 1129(a)(9)(C) of the Bankruptcy Code with annual interest provided by applicable non-bankruptcy law.
C. Distributions on Account of Claims and Interests Allowed After the Effective Date:
     1. Payments and Distributions on Disputed Claims and Interests: Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, and subject to the establishment of the New Calpine Stock Reserve, distributions under the Plan on account of Disputed Claims and Interests that become Allowed after the Effective Date shall be made on the Periodic Distribution Date that is at least thirty days after the Disputed Claim or Interest becomes an Allowed Claim or Interest; provided, however, that (a) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date, unless otherwise agreed, shall be paid in full in Cash on the Periodic Distribution Date that is at least thirty days after the Disputed Claim becomes an Allowed Claim or over a five-year period as provided in section 1129(a)(9)(C) of the Bankruptcy Code with annual interest provided by applicable non-bankruptcy law.
     2. Special Rules for Distributions to Holders of Disputed Claims and Interests: Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order and the Claims or Interests have been Allowed; provided, however, that the Reorganized Debtors shall make distributions to Holders of Allowed First Lien Debt Claims, Allowed Second Lien Debt Claims, and Allowed Other Secured Claims on account of the Allowed portion of such Holders’ Claims. In the event that there are Disputed Claims or Interests requiring adjudication and resolution, the Reorganized Debtors shall establish appropriate reserves for potential payment of such Claims or Interests. Subject to ARTICLE IX.A.6, all distributions made pursuant to the Plan on account of an Allowed Claim or Interest shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim or Interest had been an Allowed Claim or Interest on the dates distributions were previously made to Holders of Allowed Claims or Interests included in the applicable Class.
     3. Reserve of New Calpine Common Stock: On the Effective Date, the Reorganized Debtors shall maintain in reserve shares of New Calpine Common Stock as the New Calpine Stock Reserve to pay Holders of Allowed Claims and Interests pursuant to the terms of the Plan. The amount of New Calpine Common Stock withheld as a part of the New Calpine Stock Reserve shall be equal to the number of shares necessary to satisfy the distributions required to be made pursuant to the Plan when each Disputed Claim or Interest is ultimately determined to be an Allowed Claim or Interest or is disallowed. As Disputed Claims and Interests are Allowed, the Distribution Agent shall distribute, in accordance with the terms of the Plan, New Calpine Common Stock to Holders of Allowed Claims and Interests, and the New Calpine Stock Reserve shall be adjusted. The Distribution Agent shall withhold in the New Calpine Stock Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the New Calpine Common Stock initially withheld in the New Calpine Stock Reserve, to the extent that such New Calpine Common Stock continues to be withheld in the New Calpine Stock Reserve at the time such distributions are made or such obligations arise, and such dividends, payments, or other distributions shall be held for the benefit of Holders of Disputed Claims and Interests whose Claims and Interests, if Allowed, are entitled to distributions under the Plan. Nothing in the Plan shall require the Reorganized Debtors to reserve New Calpine Common Stock on account of agreements, programs, and plans the Debtors may continue to honor after the Effective Date pursuant to ARTICLE IV.N. The Reorganized Debtors may (but are not required to) request estimation for any Disputed Claim or Interest that is contingent or unliquidated, as set forth in ARTICLE VI.C.
     Notwithstanding anything in the applicable Holder’s Proof of Claim or otherwise to the contrary, the Holder of a Claim shall not be entitled to receive or recover a distribution under the Plan on account of a Claim in excess of the amount: (a) stated in the Holder’s Proof of Claim, if any, as of the Distribution Record Date, plus interest thereon to the extent provided for by the Plan; (b) if the Claim is denominated as contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors, in consultation with the Creditors’ Committee, elect to withhold on account of such Claim in the New Calpine Stock Reserve and set forth in the Plan Supplement, or such other amount as may be estimated by the Bankruptcy Court prior to the Confirmation Hearing; or (c) if a Claim has been estimated, the amount deposited in the New Calpine Stock Reserve to satisfy such Claim after such estimation.
     For purposes of any shareholder vote occurring after the Effective Date, the Distribution Agent or Servicer, as applicable, shall be deemed to have voted any New Calpine Common Stock held in the New Calpine Stock Reserve in the same proportion as all outstanding shares properly cast in such shareholder vote.
     4. Tax Reporting Matters: Subject to definitive guidance from the Internal Revenue Service or an applicable court to the contrary (including the receipt by the Reorganized Debtors of a private letter ruling or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Reorganized Debtors), the Reorganized Debtors shall treat the New Calpine Stock Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim or Interest, in accordance with the trust provisions of the Internal Revenue Code, and, to the extent permitted by law, shall report consistently with the foregoing for federal, state, and local tax purposes. All Holders of Claims and Interests shall report, for federal, state, and local tax purposes, consistently with the foregoing.
D. Delivery of Distributions
     1. Record Date for Distributions: On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions pursuant to ARTICLE VII shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate is transferred twenty or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.
     2. Distribution Agent: The Distribution Agent shall make all distributions required under the Plan, except that distributions to Holders of Allowed Claims and Interests governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate

Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement.
     3. Delivery of Distributions in General: Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims and Interests shall be made to Holders of record as of the Distribution Record Date by the Distribution Agent or a Servicer, as appropriate: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the signatory set forth on any of the Proofs of Claim or Interest Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Interest is Filed or if the Debtors have been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related Proof of Claim or Interest; (d) at the addresses reflected in the Schedules if no Proof of Claim or Interest has been Filed and the Distribution Agent has not received a written notice of a change of address; or (e) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Except as provided in ARTICLE IV.E, distributions under the Plan on account of Allowed Claims and Interests shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim or Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.
     4. Accrual of Dividends and Other Rights: For purposes of determining the accrual of dividends or other rights after the Effective Date, the New Calpine Common Stock shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed even though the Reorganized Debtors shall not pay any such dividends or distribute such other rights until distributions of the New Calpine Common Stock actually take place. Except as specifically otherwise provided in the Plan, in no event shall interest accrue after the Interest Accrual Limitation Date on account of any Allowed Claim or Interest.
     5. Allocation Between Principal and Accrued Interest: Except as otherwise provided in the Plan, distributions on account of Allowed Claims and Interests shall be treated as allocated first to principal and thereafter to any interest accrued through the Interest Accrual Limitation Date.
     6. Compliance Matters: In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.
     7. Foreign Currency Exchange Rate: Except as otherwise provided in the Plan or a Bankruptcy Court order, as of the Effective Date, any Unsecured Claim asserted in currency(ies) other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Tuesday, December 20, 2005, as quoted at 4:00 p.m. (EDT), mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on December 21, 2005.
     8. Fractional, De Minimis, Undeliverable, and Unclaimed Distributions:
     a. Fractional Distributions: Notwithstanding any other provision of the Plan to the contrary, payments of fractions of shares of New Calpine Common Stock shall not be made and shall be deemed to be zero, and the Distribution Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
     b. De Minimis Distributions: Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim or Interest from the New Calpine Stock Reserve or otherwise if: (i) the aggregate amount of all distributions authorized to be made from such New Calpine Stock Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $10,000,000, based on Calpine’s Total Enterprise Value, unless such distribution is a final distribution or (ii) if the amount to be distributed to the specific Holder of an Allowed Claim or Interest on the particular Periodic Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $500.
     c. Undeliverable Distributions: If any distribution to a Holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until such Distribution Agent is notified in writing of such Holder’s then-current address, at which time all currently due missed distributions shall be made to such Holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors pursuant to ARTICLE VII.D.8.d, and shall not be supplemented with any interest, dividends, or other accruals of any kind.
     d. Reversion: Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the Reorganized Debtors and, to the extent such Unclaimed Distribution is New Calpine Common Stock, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Debtors, made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.
     9. Manner of Payment Pursuant to the Plan: Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Reorganized Debtors by check or by wire transfer. Checks issued by the Distribution Agent or applicable Servicer on account of Allowed Claims and Interests shall be null and void if not negotiated within ninety days after issuance, but may be requested to be reissued until the distribution revests in the Reorganized Debtors pursuant to ARTICLE VII.D.8.d. The Debtors or Reorganized Debtors, as applicable, may agree with any Holder of an Allowed Claim that is to receive New Calpine Common Stock under the Plan to satisfy such Allowed Claim with Cash generated from the sale of New Calpine Common Stock. The Reorganized Debtors, or one or more third-party brokers or dealers, may effectuate such sales of New Calpine Common Stock, and such New Calpine Common Stock sold shall be entitled to the exemption set forth in ARTICLE IV.B.2.a.
     10. Surrender of Cancelled Instruments or Securities: On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a Certificate shall surrender such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim or Interest is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Distribution Agent or the Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the Servicer pursuant to the provisions of ARTICLE VII.D.11. Any Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the Servicer prior to the first anniversary of the Effective Date, shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against the relevant Reorganized Debtor or its property, be deemed to have forfeited all rights, Claims, and Interests with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary. Notwithstanding the foregoing paragraph, ARTICLE VII.D.10 shall not apply to any Claims Reinstated pursuant to the terms of the Plan.
     11. Lost, Stolen, Mutilated, or Destroyed Debt Securities: Any Holder of Allowed Claims or Interests evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent or Servicer, if applicable, an affidavit of loss acceptable to the Distribution Agent or Servicer setting forth the unavailability of the Certificate, and such additional indemnity as may be required reasonably by the Distribution Agent or Servicer to hold the Distribution Agent or Servicer harmless from any damages, liabilities, or costs incurred in treating such Holder as a Holder of an Allowed Claim or Interest. Upon compliance with this procedure by a Holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such Holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.
E. Claims Paid or Payable by Third Parties:
     1. Claims Paid by Third Parties: The Claims and Solicitation Agent shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. Further, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid.
     2. Claims Payable by Third Parties: No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Claims and Solicitation Agent without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
     3. Applicability of Insurance Policies: Distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.
F. Treatment of Interests: Notwithstanding anything in the Plan to the contrary, any provision in the Plan pertaining to the allowance of, or to potential distributions to be received in respect of, Interests shall only apply to the extent consistent with the distribution provisions in ARTICLE III.B.17 and ARTICLE III.B.18.

ARTICLE VIII.
EFFECT OF CONFIRMATION OF THE PLAN
A. Discharge of Claims and Termination of Interests: Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed Cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.
B. Subordinated Claims: The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.
C. Compromise and Settlement of Claims and Controversies: Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy

Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.
D. Releases by the Debtors: Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Released Party reasonably believed to be in the best interests of the Debtors (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence.
E. Exculpation: Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Claim, obligation, Cause of Action, or liability to one another or to any Exculpating Party for any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Plan, and therefore are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
F. Releases by Holders of Claims and Interests: On and after the Effective Date, Holders of Claims and Interests shall be deemed to have conclusively, absolutely,

unconditionally, irrevocably, and forever, released and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Debtor, a Reorganized Debtor, or a Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Debtor, the Reorganized Debtor, or the Released Party reasonably believed to be in the best interests of the Debtors (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence.
G. Injunction: Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims against the Released Parties and Exculpated Parties, and all Entities holding Interests, are permanently enjoined, from and after the Effective Date, from: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.
H. Protection Against Discriminatory Treatment: Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom such Reorganized Debtors have been associated, solely because one of the Debtors has been a debtor under chapter 11, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtor is granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.
I. Setoffs: Except as otherwise expressly provided for in the Plan, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, may setoff against any Allowed Claim or Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.
J. Recoupment: In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.
K. Release of Liens: Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to ARTICLE VII, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, and discharged (except for charging Liens of the Indenture Trustees to the extent the Indenture Trustee’s fees and expenses are not paid pursuant to the Plan), and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.
L. Document Retention: On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their current document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors in the ordinary course of business.
M. Reimbursement or Contribution: If the Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date: (1) such Claim has been adjudicated as noncontingent or (2) the relevant Holder of a Claim has Filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.
ARTICLE IX.
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
A. Professional Claims
     1. Final Fee Applications: All final requests for payment of Claims of a Professional shall be Filed no later than forty-five days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.
     2. Payment of Interim Amounts: Except as otherwise provided in the Plan and subject to ARTICLE XI.B.1, Professionals shall be paid pursuant to the Interim Compensation Order.
     3. Professional Fee Escrow Account: In accordance with ARTICLE IX.A.4, on the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals with respect to whom fees or expenses have been held back pursuant to the Interim Compensation Order. Such funds shall not be considered property of the Reorganized Debtors. The remaining amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account when such Claims are Allowed by a Bankruptcy Court order. When all Professional Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Reorganized Debtors.
     4. Professional Fee Reserve Amount : To receive payment for unbilled fees and expenses incurred through the Effective Date, on or before the Effective Date, the Professionals shall estimate their Accrued Professional Compensation prior to and as of the Effective Date and shall deliver such estimate to the Debtors. If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

     5. Post-Effective Date Fees and Expenses: Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and Consummation incurred by the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
     6. Substantial Contribution Compensation and Expenses: Except as otherwise specifically provided in the Plan, any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code (with the exception of the Indenture Trustees as set forth in ARTICLE IX.A.7) must File an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the Administrative Claim Bar Date or be forever barred from seeking such compensation or expense reimbursement.
     7. Indenture Trustee Fees: All reasonable fees and expenses of the Indenture Trustees (and their counsel) incurred in their capacities as members of the Creditors’ Committee and in connection with Consummation shall be paid in full in Cash without a reduction to the recoveries of applicable Holders of Allowed Claims.
B. Other Administrative Claims: All requests for payment of an Administrative Claim must be Filed with the Claims and Solicitation Agent and served upon counsel to the Debtors or Reorganized Debtors, as applicable, on or before the Administrative Claim Bar Date. Any request for payment of an Administrative Claim pursuant to ARTICLE IX.B that is not timely Filed and served shall be disallowed automatically without the need for any objection by the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle and pay any Administrative Claim in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In the event that the Debtors or the Reorganized Debtors, as applicable, object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

ARTICLE X.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
A. Conditions to Confirmation: The following are conditions precedent to Confirmation that must be satisfied or waived in accordance with ARTICLE X.C:
     1. The Bankruptcy Court shall have approved the Disclosure Statement, in a manner acceptable to the Debtors, as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.
     2. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors.
B. Conditions Precedent to Consummation: The following are conditions precedent to Consummation that must be satisfied or waived in accordance with ARTICLE X.C:
     1. The Bankruptcy Court shall have authorized the assumption and rejection of executory contracts and unexpired leases by the Debtors as contemplated by ARTICLE V.
     2. The New Credit Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the Consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding pursuant to the New Credit Facility shall have occurred.
     3. The Confirmation Order shall have become a Final Order in form and substance acceptable to the Debtors.
     4. The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (including the Reorganized Calpine Bylaws and the Reorganized Calpine Charter) shall have been Filed in form and substance acceptable to the Debtors.
     5. The Confirmation Date shall have occurred.
     6. The New Calpine Common Stock shall have been accepted for listing on a national securities exchange or for quotation on a national automated interdealer quotation system.
C. Waiver of Conditions Precedent: The Debtors or the Reorganized Debtors, as applicable, and in consultation with the Creditors’ Committee and the Equity Committee, may waive any of the conditions to Confirmation or Consummation set forth in ARTICLE X at any time, without any notice to parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan. A failure to satisfy or waive any condition to Confirmation or Consummation may be asserted as a failure of Confirmation or Consummation regardless of the circumstances giving rise to such failure (including any action or inaction by the party asserting such failure). The failure of the Debtors or Reorganized Debtors, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.
D. Effect of Non-Occurrence of Conditions to Consummation: Each of the conditions to Consummation must be satisfied or duly waived pursuant to ARTICLE X.C, and Consummation must occur within 180 days of Confirmation, or by such later date established by Bankruptcy Court order. If Consummation has not occurred within 180 days of Confirmation, then upon motion by a party in interest made before Consummation and a hearing, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the Filing of such motion to vacate, the Confirmation Order may not be vacated if Consummation occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to ARTICLE X.D or otherwise, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, including the discharge of Claims and termination of Interests pursuant to the Plan and section 1141 of the Bankruptcy Code and the assumptions, assignments, or rejections of executory contracts or unexpired leases pursuant to ARTICLE V, and nothing contained in the Plan or Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action; (2) prejudice in any manner the rights of such Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by such Debtor or any other Entity.
E. Satisfaction of Conditions Precedent to Confirmation: Upon entry of a Confirmation Order, each of the conditions precedent to Confirmation, as set forth in ARTICLE X.A, shall be deemed to have been satisfied or waived in accordance with the Plan.
ARTICLE XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN
A. Modification and Amendments: Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, each of the Debtors expressly reserves its respective rights to revoke, withdraw, alter, amend, or modify materially the Plan with respect to such Debtor, one or more times, prior to Consummation. The Debtors, except as otherwise specified in the Plan, reserve the exclusive right to alter, amend, or modify materially the Plan, the Plan Supplement, or any exhibits included therein at any time prior to entry of the Confirmation Order and to solicit acceptances of any amendment to or modifications of the Plan, if necessary, through and until the Effective Date. After the entry of the Confirmation Order and prior to Consummation, the Debtors, in consultation with the Creditors’ Committee, may initiate proceedings in the Bankruptcy Court to amend or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with ARTICLE XI. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours, at the Bankruptcy Court’s website at www.nysb.uscourts.gov, and at the Debtors’ private website at http://www.kccllc.net/calpine. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.
B. Effect of Confirmation on Modifications: Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.
C. Revocation or Withdrawal of Plan: The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.
ARTICLE XII.
RETENTION OF JURISDICTION
     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:
     1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;
     2. Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;
     3. Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including Cure or Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any executory contract or unexpired lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to ARTICLE V, any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

     4. Ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;
     5. Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
     6. Adjudicate, decide, or resolve any and all matters related to Causes of Action;
     7. Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
     8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;
     9. Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
     10. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;
     11. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;
     12. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in ARTICLE VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;
     13. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to ARTICLE VII.E.1;
     14. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
     15. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;
     16. Enter an order or Final Decree concluding or closing the Chapter 11 Cases;

     17. Adjudicate any and all disputes arising from or relating to distributions under the Plan;
     18. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;
     19. Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;
     20. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
     21. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
     22. Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;
     23. Enforce all orders previously entered by the Bankruptcy Court; and
     24. Hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XIII.
MISCELLANEOUS PROVISIONS
A. Immediate Binding Effect : Subject to ARTICLE XII.B and notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.
B. Additional Documents: On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
C. Payment of Statutory Fees: All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the

Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.
D. Dissolution of Committees: Upon the Effective Date, the Creditors’ Committee and the Equity Committee shall dissolve automatically, except with respect to applications for Professional Claims, and members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code.
E. Reservation of Rights: Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.
F. Successors and Assigns: The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G. Service of Documents
     1. After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors	Counsel to Debtors
Calpine Corporation	Kirkland & Ellis LLP
717 Texas Avenue, Suite 1000	153 East 53rd Street
Houston, Texas 77002	New York, New York 10022
Attn.: Gregory L. Doody, Esq.	Attn.: Richard M. Cieri, Esq.
and
Kirkland & Ellis LLP
200 East Randolph Street
Chicago, Illinois 60601
Attn.: Marc Kieselstein, P.C.
David R. Seligman, Esq.

United States Trustee	Counsel to the DIP Lenders
Office of the United States Trustee	Simpson Thatcher & Bartlett LLP
for the Southern District of New York	425 Lexington Avenue
33 Whitehall Street, 21st Floor	New York, New York 10017
New York, New York 10004	Attn.: Peter V. Pantaleo, Esq.
Attn.: Paul Schwartzberg, Esq.	David J. Mack, Esq.

Counsel to OCUC	Counsel to the Equity Committee
Fried, Frank, Harris, Shriver & Jacobson LLP
Akin Gump Strauss Hauer & Feld LLP	One New York Plaza
590 Madison Avenue	New York, New York 10004
New York, New York 10022-2524	Attn.: Brad E. Scheler, Esq.
Attn.: Michael S. Stamer, Esq.	Gary L. Kaplan, Esq.
Philip C. Dublin, Esq.

Counsel to Second Lien Ad Hoc Committee	Counsel to Lenders of New Credit Facility
Paul Weiss Rifkind Wharton & Garrison LLP	Simpson Thatcher & Bartlett LLP
1285 Avenue of the Americas	425 Lexington Avenue
New York, New York 10019-6064	New York, New York 10017
Attn.: Alan W. Kornberg, Esq.	Attn.: Peter V. Pantaleo, Esq.
Andrew N. Rosenberg, Esq.	David J. Mack, Esq.
Elizabeth R. McColm, Esq.
     2. After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

     3. In accordance with Bankruptcy Rules 2002 and 3020(c), within ten business days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice described in the preceding sentence, within twenty days of the date of the Confirmation Order the Debtors shall publish the Notice of Confirmation once in The Wall Street Journal (National Edition). Mailing and publication of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.
H. Term of Injunctions or Stays: Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
I. Entire Agreement: Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.
J. Governing Law: Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to Debtors or Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.
K. Exhibits: All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be Filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the exhibits and documents are Filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ private website at http://www.kccllc.net/calpine or the Bankruptcy

Court’s website at www.nysb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.
L. Nonseverability of Plan Provisions: If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.
M. Closing of Chapter 11 Cases: The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.
N. Waiver or Estoppel: Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, the Creditors’ Committee or its counsel, the Equity Committee or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.
O. Conflicts: Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

New York, New York
Dated: June 20, 2007

CALPINE CORPORATION (for itself and all other Debtors)

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel, and Secretary